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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIVERSAL AMERICAN CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Dear Fellow Shareholders:

        We cordially invite you to attend the Annual Meeting of Stockholders of Universal American Corp. to be held on Wednesday, May 30, 2012, at 10:00 a.m., local time, at the offices of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.

        This Proxy Statement contains information about Universal American and the five proposals to be voted upon by stockholders at the meeting.

        Your vote is very important, regardless of the number of shares you own. Only stockholders who own shares of voting stock at the close of business on April 23, 2012 will be entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

        We encourage you to read this Proxy Statement carefully before voting. We also encourage you to read our Annual Report on Form 10-K for the year ended December 31, 2011 carefully before voting.

        On behalf of our board of directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Richard A. Barasch
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY MAY 30, 2012

TO THE STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Universal American Corp. on Wednesday, May 30, 2012 at 10:00 a.m., local time, at the offices of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, for the following purposes:

  1.
  To elect 14 persons to our board of directors to serve until the next annual election of directors or until their successors are elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2012.

  3.
  To hold a non-binding, advisory vote with respect to the compensation of our named executive officers.

  4.
  To hold a non-binding, advisory vote regarding the frequency of the voting with respect to the compensation of our named executive officers.

  5.
  To approve an amendment to the 2011 Omnibus Equity Award Plan to increase the number of shares issuable thereunder by five million shares.

  6.
  To transact any other business that may properly come before the annual meeting or any adjournment thereof.

        These proposals are more fully described in the following pages, which are part of this Notice.

        The board of directors unanimously recommends that stockholders vote FOR each of the proposals set forth above.

        Your vote is very important, regardless of the number of shares you own. Only stockholders who own shares of voting stock at the close of business on April 23, 2012 will be entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

By Order of the Board of Directors,

Anthony L. Wolk Senior Vice President, General Counsel & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 30, 2012: The Proxy Statement and Annual Report on Form 10-K are available at www.universalamerican.com.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

General Information

        We are furnishing this proxy statement in connection with the solicitation of proxies by Universal American Corp. on behalf of its board of directors for use at our annual meeting of stockholders to be held on Wednesday, May 30, 2012, at 10:00 a.m., local time, at the offices of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, and at any postponements or adjournments thereof. The notice of annual meeting, this proxy statement and the accompanying proxy card are first being mailed on or about May 3, 2012 to stockholders of record at the close of business on April 23, 2012.

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will act upon the five proposals outlined in this Proxy. In addition, our management will report on our performance during fiscal year 2011.

Who may attend the annual meeting?

        All stockholders are invited to attend the annual meeting. However, only stockholders of record at the close of business on April 23, 2012, or their duly appointed proxies, may vote at the annual meeting. If you hold your shares in "street name"—that is, through a brokerage firm, bank, or other nominee—you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification.

Who is entitled to vote?

        Only stockholders who were record holders of our common stock at the close of business on the record date, April 23, 2012, are entitled to vote at the annual meeting or any postponements or adjournments thereof. Each record holder of our common stock on the record date of the annual meeting is entitled to one vote for each share of common stock owned by the record holder at that time. Although we encourage you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

What constitutes a quorum?

        The presence at the annual meeting of shares representing a majority of our outstanding voting stock, represented either in person or by proxy, will constitute a quorum for the transaction of business. As of the record date, April 23, 2012, we had 85,826,312 shares of voting common stock outstanding, each of which is entitled to one vote per share. We will count abstentions and broker non-votes as present for purposes of determining whether a quorum exists at the annual meeting.

How are the votes counted?

        Each share is entitled to one vote on each Director and on each matter presented at the annual meeting. Shares owned by Universal American, which are called treasury shares, do not count towards the quorum and are not voted.

        Abstentions.    We do not count abstentions in determining the total number of votes cast on any item. We only count abstentions in determining whether a quorum is present. This means that abstentions have no effect on the election of Directors or on the outcome of the vote on any other proposal.

        Broker Non-Votes.    If you hold your shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the annual meeting, that firm has the discretion to vote your shares on matters that the New York Stock Exchange, referred to as the NYSE, has determined are routine. Routine items include the ratification of the independent registered public accounting firm. The bank, broker or institution that holds your shares cannot vote your shares on non-routine matters, such as the election of directors, the advisory vote related to executive compensation, the advisory vote on the frequency of future advisory votes related to executive compensation and the vote on the amendment to the 2011 Equity Plan. We refer to this as a "broker non-vote." We only count broker non-votes in determining whether a quorum is present.

How do I vote?

        You may vote in the following ways:

          (a)   In person:    We will distribute written ballots to anyone who is eligible to vote and who wants to vote in person at the annual meeting. However, if you hold your shares in "street name," you must request a proxy card from your broker in order to vote at the annual meeting. Holding shares in street name means that you hold them through a brokerage firm, bank or other nominee and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, American Stock Transfer & Trust Company, known as AST, but instead are held in the name of your brokerage firm, bank, or other nominee on AST's records.

          (b)   By mail:    Please complete and sign your proxy card and return it to us by mail in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the annual meeting that is not on the proxy card, your shares will be voted in the best judgment of our authorized proxies, Robert A. Waegelein and Anthony L. Wolk.

If you do not mark your voting instructions on the proxy card, your shares will be voted FOR each of the five Proposals set forth in this Proxy Statement.

          (c)   By telephone:    Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

          (d)   Via the Internet:    Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.

        Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card by mail. The telephone and Internet voting procedures, which employ the use of control numbers found on the proxy cards, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares of voting stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

        If you hold your shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. Your broker or nominee, who is considered to be the holder of record with respect to your shares, is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the annual meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the annual meeting.

How do I vote if I am a participant in the Universal American 401(k) plan?

        Shares of our common stock held by our employees who participate in the Universal American Corp. 401(k) Savings Plan are held of record and are voted by the trustees of the Plan. As a participant in our 401(k) Savings Plan, you may instruct the plan trustees as how to vote the shares allocated to your account by voting by proxy. The trustees of our 401(k) Savings Plan will vote shares as to which they have not received direction in accordance with the terms of the Plan.

Can I change my vote after I return my proxy?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the exercise of your proxy at the annual meeting by filing a notice of revocation or a new executed proxy card bearing a later date with our Secretary at our principal executive offices at Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573. You may also change or revoke your proxy by telephone or via the Internet at any time before the annual meeting in accordance with the instructions on the enclosed proxy card. You may also revoke your proxy if you attend the annual meeting in person and give notice of your intention to vote at the annual meeting. Attendance at the annual meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?

        We do. We do not intend to solicit proxies other than by use of the mail, but some of our employees or agents may contact you by telephone, mail, or otherwise to obtain proxies. None of these employees will receive any extra compensation for doing this.

How can I contact Universal American's Transfer Agent?

        Our Transfer Agent is American Stock Transfer & Trust Company. You may contact them at the following address:

American Stock Transfer
6201 15th Avenue
Brooklyn, NY 11219
Tel: (718) 921-8210

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

        We have adopted a procedure approved by the SEC called "householding," which will reduce our printing and mailing costs. Under this procedure, we will deliver a single set of proxy materials to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family. We encourage your participation in the householding program. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. As an alternative to householding, you may wish to receive documents electronically. Instructions for consenting to electronic delivery appear below.

What do I need to do to participate in householding?

        You do not need to do anything. If you share the same last name and address with one or more other stockholders, from now on, unless we receive contrary instructions from you or from one of these other stockholders, you and all other stockholders who have your last name and live at the same home address will receive only one set of proxy materials.

Will I still receive my own proxy card?

        Yes. We will include with the householded materials for our annual meetings, or any other stockholders' meeting, a separate proxy card and notice of stockholders' meeting for each registered stockholder who shares your last name and lives at your home address.

What do I need to do if I want to continue to receive my own set of proxy materials?

        If you object to the householding procedures and want to continue to receive your own separate set of documents, or if you participate in householding but wish in the future to receive individual copies of these documents for any reason, we will deliver a separate copy of these documents to you promptly upon your written or oral request. You should direct any requests to receive individual documents to our Secretary, Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, telephone (914) 305-9256. If you wish to request householding if members of your household are receiving multiple copies of these documents, you should write or call our Secretary at the same address or phone number listed above.

What if I don't object to the householding procedures now, but change my mind later?

        You may opt out of householding at any time by contacting our Secretary at Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, telephone (914) 305-9256. Your election to opt out will apply to all materials mailed more than 30 days after your request is received.

        We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice. If you consent to electronic delivery, we will not be householding your documents, so you need not contact us to object to householding.

What happens when a member of my household changes his or her address?

        When there is an address change for one of the members of the household, any proxy materials will be sent directly to that stockholder at his or her new address.

Do the householding procedures apply if I hold my shares through a broker, bank or other nominee?

        We have been notified that some brokers and banks will household proxy materials. If you hold your shares in "street name" by a broker, bank or other nominee, you may request information about householding from your bank, broker or other holder of record.

How can I receive my proxy statement electronically?

        As an alternative to receiving printed copies of proxy materials in future years, we offer stockholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future annual reports and proxy statements, you will help us reduce printing and postage costs. To be eligible for electronic delivery, you must have access to a computer and the Internet and expect to have access in the future. To take advantage of electronic delivery, please indicate your consent by following the instructions provided as you vote by Internet, or go to the website www.proxyvote.com and follow the prompts. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one. However, you will continue to receive your printed proxy card each year, which will contain information regarding the Internet website where you can view the annual report and proxy statement. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet access charges in connection with the electronic delivery of the proxy materials and annual report. Your consent to electronic delivery will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time at the Internet site www.investordelivery.com or by writing to our Secretary, Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.

CORPORATE GOVERNANCE

        Universal American believes it is critical to have sound corporate governance principles that will be used for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We have adopted and implemented charters, policies, procedures, and controls that we believe promote and enhance sound corporate governance, accountability, and responsibility, and a culture of honesty and integrity.

Board of Directors

        Our board of directors oversees our business and affairs pursuant to the Delaware General Corporation Law, our charter and our by-laws. Members of the board of directors keep informed of our business through discussions with the Chairman and Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in board and committee meetings. We elect members of the board of directors annually. For a discussion of the individual experience and qualifications of our board members, please refer to the directors' biographical information contained in the section entitled "Proposal No. 1: Election of Board of Directors".

        Throughout 2011, our board consisted of 14 directors. In connection with the consummation of the acquisition of APS Healthcare, Inc. in March 2012 (the "APS Healthcare Acquisition"), we increased the size of the board to 15 and David S. Katz was added as a director. See "Relationship with Equity Investors". Robert Wright, a director with the Company since 1998, has indicated that he will not stand for re-election to the board and will resign from our board on May 30, 2012.

        Regular attendance at board meetings is expected of each director. Our board held 19 meetings during 2011. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of committee meetings on which a director served during the period for which he or she served as a director, other than Messrs. Harmeling, Perry and Traynor who attended between 62%-74% of the meetings. Our independent directors meet regularly in executive session without any members of management present. These executive sessions typically occur during or immediately following the regularly scheduled meetings of the board.

Leadership Structure

        The Board currently combines the roles of Chairman of the Board and Chief Executive Officer. Considering the Company's strong performance over the twenty-four year tenure under Mr. Barasch's leadership, the board believes that it benefits from Mr. Barasch's services in both roles. The board also believes that combining the chairman and chief executive officer roles fosters accountability, efficient decision-making, and unified leadership and direction for the board. Mr. Barasch is the director most familiar with our business and industry and, therefore, is believed by the board to be best suited to identify strategic priorities and lead the discussion and oversight of our corporate strategies. As a complement to this structure, as further discussed below, a majority of the board is composed of independent directors, who comprise all of the members of each of the board's committees and who have the opportunity to meet in executive session as part of board and committee meetings. Such meetings facilitate an open dialogue between management and the independent directors, enabling them to exercise independent oversight and effectively express an independent perspective.

Board Oversight of Risk

        The board of directors is actively involved in oversight of risks that could materially affect the Company and its operations. This oversight is conducted primarily through the committees of the board, as disclosed in the descriptions of each of the committees below, but the full board has retained the responsibility for general oversight of risks and regularly receives updates from the various committees at Board meetings. Pursuant to its charter, and in compliance with applicable NYSE listed company rules, the Audit Committee is responsible for discussing the Company's policies with respect to overall risk assessment and risk management. To accomplish this, the Audit Committee reviews the financial risks and adequacy of internal controls to mitigate risks that may be material to the Company. The Compliance and Quality Committee reviews with management the major regulatory developments which could materially impact the Company's risks, including compliance with CMS rules and regulations. In addition, the Board of Directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with the Company's compensation practices and policies. Finally, the full board reviews risks that may be material to the Company, including those detailed in the various committees' reports and as disclosed in the Company's quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful board-level attention to the Company's risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company's risk management process and system designed to respond to and mitigate these risks.

Director Independence

        The board of directors has determined that to be considered independent, a director may not have any direct or indirect material relationships with us that would interfere with the exercise of independent judgment. In making a determination of whether a material relationship exists, the board considers the director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and all other relevant facts and circumstances. The board also reviewed the independence of our directors in accordance with the corporate governance standards for companies traded on the New York Stock Exchange set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

        Consistent with these considerations, the board has reviewed all relationships between the Company and the members of the board, and has affirmatively determined that a majority of our directors are independent within the meaning of the rules of New York Stock Exchange. More specifically, our board has determined that each of our directors, other than Mr. Barasch, our chief executive officer, is an independent director. In making this determination, our board considered, among other things, the shares of our stock held by each of our directors and its affiliates.

Attendance at the Annual Meeting

        We encourage all of the members of the board to attend our annual meetings.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, and our subsidiaries' directors, officers and employees, and all directors, officers and employees of any other entities controlled by us. We also have adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to our chief executive officer, chief financial officer and other principal officers designated by us, and was approved by the board. Our Code of Business Conduct and Ethics and our Code of Ethics for Principal Executive and Senior Financial Officers are posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy. We intend to disclose any substantive amendment to or waiver of the codes.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines that apply to our board of directors and our board committees. The Corporate Governance Guidelines are posted on our website at www.universalamerican.com at the link entitled Investors, and are also available in print to any stockholder who requests a copy. We intend to disclose any substantive amendment to or waiver of the Guidelines.

New York Stock Exchange CEO's Annual Certification

        The rules of the New York Stock Exchange require that we file annually a CEO's annual certification regarding the Exchange's corporate governance listing standards. We filed the CEO annual certification in 2011 without qualification.

Stockholder and Other Interested Party Communications with the Board of Directors

        We make every effort to ensure that the views of stockholders and other interested parties are heard by the board or individual directors, as applicable. Stockholders and other interested parties may communicate with the board, any of its constituent committees or any member thereof by means of a letter addressed to the board, its constituent committees or individual directors.

        All interested party communications must comply with our by-laws and must:

  •
  be sent to the chairperson of the Nominating and Governance Committee of our board of directors at our address, Six International Drive, Rye Brook, NY 10573,

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  be in writing,

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  be signed by the party sending the communication,

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  indicate whether the communication is intended for the entire board of directors, the Nominating and Governance Committee, any other committee of the board of directors or an individual director,

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  if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time the stockholder has held the shares, and the stockholder's intention to hold or dispose of the shares, provided, however, that the board of directors and the Nominating and Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under the SEC's Rule 14a-8 of Regulation 14A under the Exchange Act, and

  •
  if the communication relates to a director nominee being recommended by a stockholder, must include the appropriate consent and biographical information of the candidate.

        Upon receipt of an interested party communication that complies with the requirements identified above, the chairperson of the Nominating and Governance Committee of the board of directors will promptly deliver the communication to the appropriate board or committee member or members identified by the interested party as the intended recipient of the communication.

        The chairperson of the Nominating and Governance Committee of the board of directors may, in his or her sole discretion and acting in good faith, provide copies of any interested party communication to any one or more of our directors and executive officers, except that in processing any interested party communication addressed to the independent directors, the chairperson of the Nominating & Governance Committee of the board of directors may not copy any member of management in forwarding the communication to the independent directors.

Committees of the Board of Directors

        The board of directors had six standing committees in 2011: the Audit Committee, the Nominating & Governance Committee, the Compensation Committee, the Compliance & Quality

Committee, the Investment Committee and the Government Bid Oversight Committee. The table below indicates the current membership of each board committee:

Name	Audit Committee	Nominating and Governance Committee	Compensation Committee	Compliance and Quality Committee	Investment Committee	Government Bid Oversight Committee
Richard A. Barasch					X
Barry W. Averill			X	X
Sally W. Crawford		X		Chair
Matthew W. Etheridge			X	X	X	Chair
Mark K. Gormley	Observer				Observer
Mark M. Harmeling		X
Linda H. Lamel	X		Chair
Patrick J. McLaughlin	X				Chair
Richard C. Perry					X
Thomas A. Scully				X
Robert A. Spass		Observer
Sean M. Traynor			Observer
Christopher E. Wolfe					X	X
Robert F. Wright	Chair	Chair

        Audit Committee.    The Audit Committee held nine meetings during 2011. Our Audit Committee currently consists of Robert Wright (chair), Patrick McLaughlin and Linda Lamel. Effective May 30, 2012, Mr. Wright intends to resign from the Board of Directors. Immediately following the annual meeting, the Audit Committee will be reconstituted to consist of Patrick McLaughlin (chair), Mark Gormley and Linda Lamel. The board has determined that each of the current and proposed directors serving on the Audit Committee satisfy the independence standards set forth in our Audit Committee charter and is independent within the meaning of the applicable rules of the New York Stock Exchange and Rule 10A-3 of the Exchange Act.

        The Audit Committee's primary responsibilities are to oversee:

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  the quality and integrity of our financial statements,

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  the independence and qualifications of our independent registered public accounting firm, including the retention, evaluation and termination of our independent registered public accounting firm,

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  the performance of our internal audit function and our independent registered public accounting firm,

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  the effectiveness of our disclosure controls and procedures and internal controls, and

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  our compliance with legal and regulatory requirements.

        We established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates pursuant to a charter approved by the committee and the board. The Audit Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy.

        The board of directors has determined that each of the current and proposed members of the Audit Committee are financially literate and that Messrs. Wright and McLaughlin, current and proposed chairman of our Audit Committee, qualifies as an "audit committee financial expert" as defined by Item 407(d) of Regulation S-K of the Exchange Act. None of our directors serves on the audit committee of more than three public companies.

        The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, known as the "Securities Act," or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

        Compensation Committee.    The Compensation Committee held five meetings during 2011. Our Compensation Committee currently consists of Linda Lamel (chair), Barry Averill and Matthew Etheridge. Immediately following the annual meeting, membership of the Compensation Committee will be reconstituted to consist of Linda Lamel (chair), Barry Averill, Matthew Etheridge and Sean Traynor. The board has determined that each of the current and proposed directors serving on the Compensation Committee satisfy the independence standards set forth in our Compensation Committee charter and is independent within the meaning of the applicable rules of the New York Stock Exchange.

        The Compensation Committee operates pursuant to a charter approved by the committee and the board. The Compensation Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy. The Compensation Committee oversees the design and administration of our compensation programs and evaluates these compensation programs against competitive practices, legal and regulatory developments and corporate governance trends. The committee exercises significant discretion in setting compensation, and makes recommendations for ratification by the board of directors regarding total compensation for each executive officer, which the board then reviews and modifies or approves. The Compensation Committee solicits significant input from our chairman and chief executive officer in determining compensation for other executive officers in order to gain his perspective on individual performance and contributions. The board makes the final determination of director compensation upon recommendation of the Compensation Committee.

        Compliance and Quality Committee.    The Compliance and Quality Committee held eight meetings during 2011. The Compliance and Quality Committee operates pursuant to a charter approved by the committee and the board. The Compliance and Quality Committee assists the board in assessing and overseeing:

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  compliance with federal and state laws, rules, guidance and regulations applicable to our business activities, particularly as it relates to Medicare,

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  compliance with our corporate compliance program, and

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  health care quality and access for our policyholders and members, including Medicare Star program initiatives.

        Investment Committee.    The Investment Committee held twelve meetings during 2011. The Investment Committee reviews our investment policy and guidelines and portfolio performance.

        Government Bid Oversight Committee.    The Government Bid Oversight Committee held two meetings in 2011. The Government Bid Oversight Committee reviews the assumptions used in preparing the various bids submitted annually to the Centers for Medicare & Medicaid Services ("CMS").

        Nominating and Governance Committee.    The Nominating and Governance Committee held two meetings during 2011. The Nominating and Governance Committee:

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  identifies and recommends to the board for election or appointment qualified candidates for membership on the board and the committees of the board;

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  develops and recommends to the board corporate governance principles applicable to us and monitors compliance with these principles and policies;

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  makes recommendations to the board concerning the composition, size, structure and activities of the board and its committees; and

  •
  leads the board in its annual review of the performance and effectiveness of our chief executive officer and the board and its committees, and assesses and reports to the board on these matters.

        In performing its responsibilities, the Nominating and Governance Committee endeavors to maintain free and open communications between the members of the committee, other members of the board and our management. The Nominating and Governance Committee operates under a charter approved by the committee and the board. The Nominating and Governance Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy.

        Our Nominating and Governance Committee currently consists of Robert Wright (chair), Sally Crawford and Mark Harmeling. In connection with Mr. Wright's resignation from the board on May 30, 2012, at the conclusion of the annual meeting, Robert Spass will join the Nominating and Governance Committee as its chair. The board has determined that each of the current and proposed directors serving on the Nominating and Governance Committee satisfy the independence standards set forth in our Nominating and Governance Committee charter and are independent within the meaning of the applicable rules of the New York Stock Exchange.

Director Nomination Process

        The Nominating and Governance Committee seeks to create a board that is strong in its collective judgment, skill, diversity, experience and business judgment. When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at individuals who have displayed high ethical standards, integrity and sound business judgment, taking into account the candidate's qualifications in light of our needs and the needs of the board at that time given the then current mix of director attributes, and the extent to which the candidate otherwise would be a desirable addition to the board and any committees of the board. The committee seeks to balance the following goals:

  •
  The size of the board should facilitate substantive discussions of the whole board in which each director can participate meaningfully;

  •
  The composition of the board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to our business; and

  •
  A majority of the board must consist of directors who are neither our officers nor employees, nor those of our subsidiaries, nor have a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise independent under New York Stock Exchange requirements and applicable securities laws.

        In evaluating current directors for re-nomination to the board, the Nominating and Governance Committee assesses the performance of each director, as well as our challenges and needs. The Nominating and Governance Committee will review a summary of the nominee's qualifications, including materials provided by outside search firms or other parties, as appropriate. The committee evaluates prospective nominees against the standards and qualifications set out in the Nominating and Governance Committee Charter, such as:

  •
  experience in corporate governance, such as an officer or former officer of a publicly held company;

  •
  experience in our industry;

  •
  experience as a board member of another publicly held company; and

  •
  academic expertise in an area of our operations.

        The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, such as

  •
  the current composition of the board;

  •
  the balance of management and independent directors;

  •
  senior leadership experience and the need for financial and accounting expertise;

  •
  the ability and willingness to commit adequate time to board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

  •
  a diversity of viewpoints, background, experience and other factors.

        Generally, the Nominating and Governance Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee. The Board ensures that a majority of the directors on the board are independent in accordance with New York Stock Exchange listing criteria and applicable securities laws and regulations. It will also ensure that the members of the board maintain the requisite qualifications under New York Stock Exchange listing standards and SEC rules for membership on the Audit, Compensation, and Nominating and Governance Committees.

        The committee will consider potential nominations for board membership suggested by its members and other directors, as well as by members of management and our stockholders. The Nominating and Governance Committee considers nominations for director made by our stockholders in accordance with the procedures for submission of proposals as described in our by-laws which can be found on our website at www.universalamerican.com. The Nominating and Governance Committee will review and evaluate these stockholder nominations in the same manner as it evaluates all other nominees. In addition, we may, at the request of the committee, retain outside search firms to identify prospective board nominees.

Compensation Committee Interlocks and Insider Participation

        During 2011, the following directors served on the Compensation Committee: Matthew W. Etheridge, Barry W. Averill and Linda H. Lamel, the chair. Since January 1, 2011, no member of our Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, us or our subsidiaries. There are no interlocking relationships involving our Compensation Committee and the board of directors or compensation committee of any other company which would require disclosure under the executive compensation rules of the SEC.

DIRECTOR COMPENSATION

        The general policy of our Board of Directors is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board then reviews the Compensation Committee's recommendations and determines the amount of director compensation.

        During 2011, directors were compensated pursuant to the following schedule:

	2011	2012(1)
Equity Compensation:
Target value of total equity compensation	$118,000	$125,000
Cash Compensation:
Annual Retainer	45,000	50,000
Committee Chairman fees per year:
Audit Committee Chair	20,000	20,000
Investment Committee Chair	20,000	20,000
Compensation Committee Chair	15,000	15,000
Compliance and Quality Committee Chair	10,000	20,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Bid Oversight Committee Chair	10,000	10,000
Special Committee, if applicable	30,000	30,000
Committee Member fees per year:
Audit Committee Member	10,000	10,000
Special Committee Member, if applicable	20,000	20,000
Board Meeting Fees:
In-person Meeting (per meeting)	1,500	2,000
Telephonic Meeting (per meeting)	—	—
Committee Meeting Fees:
In-person Meeting (per meeting)	1,000	1,500
Telephonic Meeting (per meeting)	500	750

(1)
In 2012, the Compensation Committee engaged Pearl Meyer & Partners to conduct a market assessment of the Company's director compensation program. The market assessment showed that total compensation under the Company's director compensation program was below market practice. As a result, the Compensation Committee recommended (and the Board subsequently approved) certain changes to the compensation program, effective May 30, 2012, as follows:
  •
  Annual equity grant be fixed at $125,000, payable two-thirds in stock options and one-third in restricted stock, based on black scholes valuations.

  •
  Annual Retainer increased to $50,000.

  •
  Compliance and Quality Committee Chair fee increased to $20,000.

  •
  In-person board meeting fees increased to $2,000 per meeting.

  •
  In-person and telephonic committee meeting fees increased to $1,500 and $750, respectively.

        The following table shows the total compensation paid to our non-employee directors in 2011. All of our directors during 2011, other than Mr. Barasch, were non-employee directors. Our non-employee directors who are affiliated with certain of our equity investors instructed us that all director compensation that we pay or issue to them will be paid to entities affiliated with such equity investors.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Barry W. Averill(2)	69,500	136,660	206,160
Sally W. Crawford(2)	75,500	136,660	212,160
Matthew W. Etheridge(2)	79,000	136,660	215,660
Mark M. Harmeling(2)	51,000	136,660	187,660
Linda H. Lamel(3)	107,500	142,872	250,372
Patrick J. McLaughlin(2)	102,000	136,660	238,660
Thomas A. Scully(2)	61,500	136,660	198,160
Robert F. Wright(2)	107,500	136,660	244,160
Capital Z(4):
Robert A. Spass(5)	57,000	136,660	193,660
Christopher E. Wolfe(5)	63,000	142,872	205,872
GTCR:
David S. Katz(6)	—	—	—
Lee Equity(7):
Mark K. Gormley(5)	57,000	136,660	193,660
Perry Capital(8):
Richard C. Perry(5)	59,000	136,660	195,660
Welsh, Carson, Anderson & Stowe(9):
Sean M. Traynor(5)	52,500	136,660	189,160

(1)
We awarded Option Awards under the 2011 Omnibus Equity Award Plan (the "2011 Plan") which replaced the 1998 Incentive Compensation Plan as we describe in Note 17—"Stock-Based Compensation" of the notes to consolidated financial statements included under Item 8—"Financial Statements and Supplementary Data" in our annual report on Form 10-K for the year ended December 31, 2011. The 2011 Plan provides for the granting of various types of equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock based awards and/or performance compensation awards. There were no Stock Awards granted in 2011.

The amounts reported as Option Awards represent the grant date fair value of stock option grants awarded to or in respect of our directors during 2011 computed in accordance with ASC 718, Compensation—Stock Compensation. We based the exercise price for these options on the closing market price of a share of Universal American Corp. common stock on the grant date (May 2, 2011). These options vest in four equal annual installments beginning May 2, 2012 and expire on May 2, 2016. We determined the grant date fair value for the option awards granted in 2011 using a Black-Scholes stock option valuation model based on the weighted average assumptions set forth in the table below. We determined the historical daily measurement of volatility based on the expected life of the option granted. We determined the risk-free interest rate by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. We determined the expected life by reference to our historical experience.

Annual 5/2/2011
Dividend yield	—%
Volatility	58.36%
Risk-free interest rate	1.49%
Expected life (years)	3.75
Grant date fair value/share	$4.14

  In general, we grant our non-employee directors, annual equity grants at our annual meeting. In 2011, as a result of the Part D Sale Transaction, we did not hold an annual meeting. Accordingly, the 2011 annual equity award was made on the same date as the awards to Company employees. Holders forfeit unvested options upon termination, including retirement.

(2)
At December 31, 2011, the director held 33,000 stock options.

(3)
At December 31, 2011, the director held 34,500 stock options.

(4)
At December 31, 2011, Capital Z held 67,500 stock options.

(5)
We pay compensation for the service of each non-employee director employed by or otherwise affiliated with one of our equity investors, to the equity investor or its affiliates, not the individual non-employee director.

(6)
On March 2, 2012, David S. Katz was appointed to the board of directors. He received no compensation during 2011.

(7)
At December 31, 2011, Lee Equity held 33,000 stock options.

(8)
At December 31, 2011, Perry Capital held 33,000 stock options.

(9)
At December 31, 2011, Welsh, Carson, Anderson & Stowe ("WCAS") held 33,000 stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Management has the responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with management.

        The Audit Committee has discussed with the Company's internal auditors and the Company's independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company's financial reporting process and internal accounting controls in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, as may be modified or supplemented.

        The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accounting firm. For additional information about the fees paid to Ernst & Young for services in fiscal years 2011 and 2010, see Fees and Expense of Independent Registered Public Accounting Firm. The Audit Committee considered whether Ernst & Young's provision of audit and non-audit services to us was compatible with its independence. The Audit Committee also discussed with management and Ernst & Young any relationships that might have affected or may affect the independent registered public accounting firm's objectivity and independence. The Audit Committee concluded that Ernst & Young is independent from us and our management.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Submitted by The Audit Committee of Universal American Corp. Robert F. Wright, Chairperson Linda H. Lamel Patrick J. McLaughlin

THE ANNUAL MEETING

PROPOSAL NO. 1—ELECTION OF BOARD OF DIRECTORS

        Our board of directors has nominated the following 14 nominees for election as directors at the annual meeting:

  •
  Richard A. Barasch

  •
  Barry W. Averill

  •
  Sally W. Crawford

  •
  Matthew W. Etheridge

  •
  Mark K. Gormley

  •
  Mark M. Harmeling

  •
  David S. Katz

  •
  Linda H. Lamel

  •
  Patrick J. McLaughlin

  •
  Richard C. Perry

  •
  Thomas A. Scully

  •
  Robert A. Spass

  •
  Sean M. Traynor

  •
  Christopher E. Wolfe

        Each director is elected annually and serves until his or her successor is duly elected and qualified. Except for the Board Rights Agreement, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected.

        All director nominees currently serve on our board of directors and all have consented to serve if elected. The directors will hold office from election until the next annual meeting of stockholders, or until their successors are elected and qualified. Proxies cannot be voted for more than 14 persons. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present board of directors or the proxy holders to fill the vacancy or for the balance of those nominees named without nomination of a substitute.

Nominees for Director

Name	Age	Current Position with UAM	Director of UAM Since
Richard A. Barasch	58	Chairman of the Board, CEO and President	1988
Barry W. Averill	73	Director	2006
Sally W. Crawford	58	Director	2007
Matthew W. Etheridge	38	Director	2007
Mark K. Gormley	51	Director	2007
Mark M. Harmeling	59	Director	1990
David S. Katz	46	Director	2012
Linda H. Lamel	68	Director	2003
Patrick J. McLaughlin	54	Director	1995
Richard C. Perry	57	Director	2009
Thomas A. Scully	54	Director	2008
Robert A. Spass	56	Director	1999
Sean M. Traynor	43	Director	2007
Christopher E. Wolfe	32	Director	2009

        Biographical information and qualifications to serve concerning the director nominees are set forth below.

        Richard A. Barasch has served as a director since July 1988, as Chairman of the Board since December 1997, as Chief Executive Officer since June 1995 and as President since April 1991. He has served as a director of our American Progressive Life and Health Insurance Company of New York subsidiary since 1991, and he is Chairman of substantially all of our subsidiaries. Mr. Barasch has held positions with our subsidiaries since their acquisition or organization.

        We believe Mr. Barasch's qualifications to serve as a director of the Company include Mr. Barasch's 24 years of service with the Company, which brings an unparalleled depth of experience in the health insurance sector combined with an intimate knowledge of the operational, financial and strategic development of the Company.

        Barry W. Averill has served as a director since March 2006. Since 2003, Mr. Averill has served as the President of Averill Management Enterprises, Inc., a consulting firm specializing in the managed healthcare industry. From 2000 to 2003, Mr. Averill served as President of Health Net of the Northeast, Inc. Prior to that, Mr. Averill worked at Humana, Inc. from 1991 to 2000, serving as its Regional Vice President beginning in 1998. Mr. Averill also was the President and CEO of Michael Reese Health Plan, Inc. from 1984 to 1991. Mr. Averill has served as the President and as a member of the boards of directors of many professional organizations within the managed care industry, including the Illinois HMO Association, Group Health Association of America, American College Health Association, and the Accreditation Association for Ambulatory Health Care.

        We believe Mr. Averill's qualifications to serve as a director of the Company include Mr. Averill's service in various senior executive operating positions in the healthcare industry whose operational experience and strategic expertise in the health care sector contributes valuable insight to the Board.

        Sally W. Crawford has served as a director since October 2007. Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire, from April 1985 until January 1997. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company's Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. She serves as a director of Hologic, Inc. (and formerly Cytyc Corporation from 1998 until its acquisition by Hologic, Inc.), Zalicus, Inc., Exact Sciences Corporation, and Insulet

Corporation. Ms. Crawford previously served as a board member of Chittenden Corporation. Ms. Crawford is also a director of the American Independence Museum in Exeter, NH and New Hampshire Business for the Arts, and a trustee of New Hampshire Humanities Council.

        We believe Ms. Crawford's qualifications to serve as a director of the Company include Ms. Crawford's service in various senior executive positions in the managed care sector that contributes significant successful experience and expertise in operational, regulatory and related disciplines.

        Matthew W. Etheridge has served as a director since September 2007. He is currently a private investor, and was formerly a Managing Partner of Perry Capital LLC, a private investment management firm, where he was co-head of the firm's healthcare group. Prior to joining Perry Capital in 2001, Mr. Etheridge was an investment analyst for Stanford Management Company, which manages Stanford University's endowment. Prior to joining Stanford Management in 1997, Mr. Etheridge was a consultant with McKinsey & Company.

        We believe Mr. Etheridge's qualifications to serve as a director of the Company include Mr. Etheridge's experience in research and investment in the healthcare sector that contributes valuable strategic and investor relation insights to the Board.

        Mark K. Gormley has served as a director since September 2007. He is a founding partner at Lee Equity Partners, LLC, a growth buyout investment firm. Prior to joining Lee Equity Partners, Mr. Gormley was a founding partner of Capital Z. Prior to joining Capital Z in 1998, Mr. Gormley was a Managing Director at Donaldson, Lufkin & Jenrette, Inc. from 1989. Prior to joining DLJ, Mr. Gormley was a Vice President at Merrill Lynch & Co., Inc. from 1980. Mr. Gormley has served on the board of directors of numerous financial services companies. Today, Mr. Gormley is a director of MidCap Financial, Carlile Holdings, PDR Network and Skopos Financial Group. In addition, Mr. Gormley sits on the board and is a trustee of a number of not for profit organizations.

        We believe Mr. Gormley's qualifications to serve as a director of the Company include Mr. Gormley's experience as a private equity investor and investment banker that contributes his experience and expertise in capital markets, finance and related disciplines.

        Mark M. Harmeling has served as a director since July 1990. He also served as a director of our wholly-owned subsidiary American Progressive Life and Health Insurance Company of New York from 1992 to 1999. Mr. Harmeling is a Senior Managing Director at Colony Realty Partners, LLC. He was previously a Partner of TA Associates Realty, a pension fund advisory firm, from 2001 to 2004. Prior to joining TA Associates, Mr. Harmeling worked for several real estate companies, the longest tenure of which was as President of Bay State Realty Advisors.

        We believe Mr. Harmeling's qualifications to serve as a director of the Company include Mr. Harmeling's familiarity with the Company, as a result of his length of service as a member of the Board, coupled with his years of experience managing real estate investment companies that contributes expertise in investing and related disciplines.

        David S. Katz has served as a director since the consummation of the APS Healthcare Acquisition in March 2012. Mr. Katz has been a Principal at GTCR since 2006 and focuses on investments in the healthcare industry. Mr. Katz joined GTCR as a Principal in 2006. Prior to joining GTCR, Mr. Katz served as a Managing Director of Frontenac Company, where he worked for 12 years. He also previously served as an Associate of the Clipper Group as well as a consultant at the Boston Consulting Group. Mr. Katz sits on the boards of ATI Physical Therapy, Capella Healthcare and Curo Health Services.

        We believe Mr. Katz's qualifications to serve as a director of the Company include his experience as a private equity investor that contributes his experience and expertise in capital markets, finance and related disciplines.

        Linda H. Lamel has served as a director since June 2003. She also serves as a director and member of the Audit Committee of our American Progressive subsidiary, since 2005. Ms. Lamel is an attorney in private practice and a professor at Brooklyn Law School. She was CEO of Claims Online, a technology company specializing in insurance claims processing, from 2000 to 2002. Previous to that, Ms. Lamel was Executive Director of the Risk and Insurance Management Society, the leading association of corporate insurance buyers from 1997 to 2000, Vice-President of TIAA-CREF responsible for its group insurance operation from 1988 to 1996, President of The College of Insurance from 1983 to 1988, and Deputy Superintendent of the Insurance Department of New York from 1977 to 1983. Ms. Lamel serves on the board of directors of SCOR Reinsurance Co., SCOR Global Life Americas Reinsurance Co., Hour Children and the Queens College Business Advisory Council.

        We believe Ms. Lamel's qualifications to serve as a director of the Company includes Ms. Lamel's experience as a lawyer and insurance regulator. She contributes her experience and expertise in regulatory compliance, health insurance and related disciplines.

        Patrick J. McLaughlin has served as a director since January 1995. Mr. McLaughlin has been a managing director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that, he was an Executive Vice President and Chief Investment Officer of Life Partners Group, Inc., Managing Director of Conning & Company and Senior Vice President and Chief Investment Officer of ICH Corporation. Mr. McLaughlin serves on the board of directors of American Independent Companies, Inc., Republic Companies, Inc. Paraline Group, Ltd, FUTURITY FIRST Insurance Group, Inc. and Engle Martin & Associates, Inc.

        We believe Mr. McLaughlin's qualifications to serve as a director of the Company include Mr. McLaughlin's familiarity with the Company, as a result of his length of service as a member of the Board, coupled with his years of experience in various senior executive investment positions and as an asset management consultant for a number of companies in the insurance sector that contributes significant successful experience and expertise in investing and related disciplines.

        Richard C. Perry has served as a director since 2009. Mr. Perry co-founded Perry Capital in 1988. Prior to 1988, Mr. Perry was in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. Mr. Perry serves on the boards of directors of Capital Business Credit LLC, Ovation LLC and Northwest Investments LLC. Mr. Perry is a member of the boards of trustees of Facing History and Ourselves, The Israel Project and the University of Pennsylvania and serves on the Advisory Council of the Hamilton Project. Mr. Perry served as a director of Sears Holdings Corporation from September 2005 to May 2009 and as a director of Endurance Specialty Holdings, Ltd. from December 2001 to January 2011.

        We believe Mr. Perry's qualifications to serve as a director of the Company include Mr. Perry's familiarity with the Company, as a result of his long standing investment in the Company and his extensive investment expertise.

        Thomas A. Scully has served as a director since 2008 and has served as senior counsel to the law firm of Alston & Bird and as a general partner of Welsh, Carson Anderson & Stowe since January 1, 2004. From May 2001 to January 2004, Mr. Scully served as Administrator of CMS. CMS is responsible for the management of Medicare and other national healthcare programs. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals beginning January 1995. From 1989 until 1993, Mr. Scully served in various positions in the George H.W. Bush administration. Mr. Scully serves on the board of directors of Select Medical Corporation.

        We believe Mr. Scully's qualifications to serve as a director of the Company include Mr. Scully's experience as Administrator of CMS that contributes his experience as a regulator of Medicare programs and extensive knowledge of health care law and policy, providing invaluable insight to the Board.

        Robert A. Spass has served as a director since July 1999 and is the Chairman of the Board, Chief Executive Officer, a Partner and co-founder of Capital Z. Prior to founding Capital Z in 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P. from 1994 to 1998. Prior to the formation of Insurance Partners, L.P., Mr. Spass was President and CEO of International Insurance Advisors L.P. from 1990 to 1994. Prior to that, Mr. Spass was a Director of Investment Banking at Salomon Brothers from 1984 to 1990 and a Senior Manager for Peat Marwick Main & Co. from 1978 to 1984. Mr. Spass serves on the board of directors of Endurance Specialty Holdings, Ltd., Lancashire Holdings Limited and MountainView Capital Holdings, LLC.

        We believe Mr. Spass' qualifications to serve as a director of the Company include Mr. Spass' familiarity with the Company, as a result of his long standing investment in the Company and length of service as a member of the Board, coupled with his background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance industry.

        Sean M. Traynor has served as a director since 2007. Mr Traynor joined Welsh, Carson, Anderson & Stowe, known as WCAS, in 1999 and focuses on investments in the healthcare industry. Prior to joining WCAS, he worked in the healthcare and insurance investment banking groups at BT Alex Brown. Previously, Mr. Traynor spent three years with Coopers & Lybrand. Mr. Traynor sits on the boards of Amerisafe, Inc. and several privately-held companies.

        We believe Mr. Traynor's qualifications to serve as a director of the Company include his experience as a private equity investor and investment banker that contributes his experience and expertise in capital markets, finance and related disciplines.

        Christopher E. Wolfe has served as a director since 2009. Mr. Wolfe is a principal of Capital Z, where he focuses on investments in the insurance and banking industries. Prior to joining Capital Z in 2003, Mr. Wolfe worked in the mergers and acquisitions group at Credit Suisse First Boston. Mr. Wolfe also serves on the board of directors of Permanent General, a privately-held company.

        We believe Mr. Wolfe's qualifications to serve as a director of the Company include Mr. Wolfe's experience as a private equity investor that contributes his experience and expertise in financial analysis, capital markets and related disciplines.

Vote Required

        The vote of the holders of a majority of the voting stock present in person or represented by proxy shall decide whether the 14 nominees will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF
THE NOMINEES FOR DIRECTOR NAMED ABOVE

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2012. While not required by law, we are asking our stockholders to ratify this appointment at the annual meeting as a matter of good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders. As a result of the Part D Sale Transaction, we did not hold an annual meeting in 2011 to vote on the appointment of our independent registered public accounting firm. However, our Audit Committee approved, and our stockholders ratified, the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2011. We expect representatives of Ernst & Young to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY
THE APPOINTMENT OF ERNST & YOUNG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the "Dodd Frank Act") requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (commonly referred to as "Say on Pay"). We must provide this opportunity to our stockholders at least once every three years, commencing with the 2012 Annual Meeting.

        As described below under "Compensation Discussion and Analysis", we believe that executives should be rewarded for current performance and further incentivized in recognition of their contributions to our long-term performance. We also believe that the financial interests of our executive officers should be aligned with the interests of our stockholders. In addition, to promote our overall compensation philosophy and in recognition of the fact that the dynamic nature of our business requires a constantly evolving outlook on compensation, we take a flexible approach to determining the amount and composition of the compensation paid to our executive team, allowing us to effectively and efficiently attract, motivate, and retain outstanding executives. As discussed below, our Compensation Committee has obtained and considered, and continues to obtain and consider, the expert advice of third-party independent compensation consultants and regularly solicits input from our Chief Executive Officer and other members of senior management, whose profound understanding of the strategic needs of our business makes them a necessary resource to assist the Compensation Committee in establishing competitive pay packages that are in our best interests and the best interests of our stockholders. Our Compensation Committee regularly reviews executive compensation and our company-wide compensation programs and policies to seek to eliminate or mitigate potential risks arising from such programs and policies, and to ensure that our compensation, structure, elements, and incentives are not reasonably likely to have a material adverse effect on the Company.

        The vote on this proposal is advisory, which means that the vote will not be binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

        We are therefore asking our stockholders to vote on the following resolution:

    RESOLVED, that the stockholders of Universal American Corp. approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and related disclosures, set forth in the Company's Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

PROPOSAL NO. 4—NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF VOTING WITH RESPECT TO COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd Frank Act requires that we provide stockholders the opportunity to vote, on a non-binding, advisory basis, as to whether future non-binding advisory votes on executive compensation such as Proposal No. 3 above should occur once every one, two or three years. This vote is not binding on the board of directors. The board of directors has determined that holding an advisory vote on executive compensation every year is most appropriate for us at this time because holding an annual advisory vote provides us with more direct and immediate insight into our stockholders' views on our executive compensation program and will provide the highest level of transparency, accountability and constructive engagement with stockholders. Accordingly, the board of directors recommends that stockholders vote to hold such votes every year.

        Although this advisory vote is not binding on the board or directors, we will carefully review the voting results on this proposal. Notwithstanding the board of director's recommendation and the outcome of the stockholder vote, the board of directors may in the future decide to vary its practice on the frequency of advisory votes on executive compensation based on factors such as stockholder communications.

        The proxy card (or voting instruction card, if you hold your shares through a bank, broker or other nominee holder) provides stockholders with the opportunity to specify one of four choices for this proposal as to the frequency of advisory votes on executive compensation: one year, two years, three years or abstain.. Accordingly, in voting on this proposal, you should mark your proxy card (or voting instruction card) for one year, two years or three years, based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you may choose to abstain from voting on this proposal. You are not voting to approve or disapprove the board of director's recommendation.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE YEAR

 PROPOSAL NO. 5—AMENDMENT TO THE 2011 OMNIBUS EQUITY AWARD PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY FIVE MILLION SHARES

        We established the 2011 Omnibus Equity Award Plan (the "2011 Equity Plan") in connection with the consummation of the sale of our Medicare Part D business in April 2011 (the "Part D Sale Transaction"). The 2011 Equity Plan was approved by our stockholders in April 2011. As of April 23, 2012, approximately 1,878,008 shares remained available for future grants under the 2011 Equity Plan. The 2011 Equity Plan is the sole active plan for providing equity incentive compensation to eligible employees, directors and other third parties. We believe the increase in the number of shares is necessary to ensure that enough shares remain in the 2011 Equity Plan for grants over the next couple of years. The Board of Directors believes that the 2011 Equity Plan and the awards issued thereunder are in the best interest of stockholders and Universal American, as equity awards granted under the plan help to attract, motivate, and retain talented employees, align employee and stockholder interests and link employee compensation with company performance.

        The following table shows the equity awards granted and available for future grant under the 2011 Equity Plan as of April 23, 2012:

Total Stock Options Outstanding	5,053,992
Total Restricted Stock Outstanding	868,000
Total Performance Shares Outstanding	200,000

Total Equity Awards Outstanding	6,121,992
Total Shares in 2011 Equity Plan	8,000,000

Total Remaining Shares	1,878,008

Summary of the 2011 Equity Plan

        The following is a summary of the material terms and conditions of the 2011 Equity Plan, as amended to increase the number of shares issuable thereunder as provided in this Proxy Statement.

        Administration.    The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) administers the 2011 Equity Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Equity Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Equity Plan. The Compensation Committee has full discretion to administer and interpret the 2011 Equity Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

        Eligibility.    Any employees, directors, officers, agents, advisors or consultants (and prospective employees, directors, officers, agents, consultants or advisors) of Universal American or of its subsidiaries or their respective affiliates will be eligible for awards under the 2011 Equity Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Equity Plan.

        Number of Shares Authorized.    The 2011 Equity Plan provides for an aggregate of 13,000,000 shares of common stock to be available for awards under the 2011 Equity Plan. If any award granted under the 2011 Equity Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of Universal American common stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2011 Equity Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Equity Plan, the number of shares covered by awards then outstanding under the 2011 Equity Plan, the limitations on awards under the 2011 Equity Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

        Change in Capitalization.    If there is a change in the Company's corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

        Stock Options.    The Compensation Committee is authorized to grant options to purchase shares of our common stock that are either "qualified," meaning they are intended to satisfy the requirements of

Section 422 of the Code for incentive stock options, or "non-qualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Equity Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an "incentive stock option." Options granted under the 2011 Equity Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2011 Equity Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant.

        Options granted under the 2011 Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. Unless otherwise provided in an award agreement or other agreement between a participant and Universal American, options granted under the 2011 Equity Plan will vest and become exercisable in 25% installments over four years. The maximum term of an option granted under the 2011 Equity Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Universal American common stock is prohibited by our insider trading policy, the option's term will be automatically extended until the 30th day following the expiration of such prohibition. Unless otherwise provided in an award agreement or other agreement between a participant and the Company, if the participant's employment terminates other than by the Company for cause earlier than the scheduled expiration date of the option, the vested portion of such option will remain exercisable until the earlier of (x) 90 days following the participant's termination of employment (or one year in the case such termination of employment is due to death or disability) and (y) the original expiration date of the option; and if the participant's employment is terminated for cause, the option term will expire immediately upon such termination.

        Stock Appreciation Rights.    The Compensation Committee is authorized to award SARs under the 2011 Equity Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Equity Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. Unless otherwise provided in an award agreement or other agreement between a participant and the Company, SARs granted under the 2011 Equity Plan will vest and become exercisable in four equal annual installments. A SAR granted independent of an option will have a maximum term of ten years from the date of grant, provided, that, if the term of a SAR would expire at a time when trading in the shares of our common stock is prohibited by our insider trading policy, the SAR's term will be automatically extended until the 30th day following the expiration of such prohibition. Unless otherwise provided in an award agreement or other agreement between a participant and the Company, if the participant's employment terminates other than by the Company for cause earlier than the scheduled expiration date of the SAR, the vested portion of such SAR will remain exercisable until the earlier of (x) 90 days following the participant's termination of employment (or one year in the case such termination of employment is due to death or disability) and (y) the original expiration date of the SAR; and if the participant's employment is terminated for cause, the SAR term will expire immediately upon such termination.

        Restricted Stock.    The Compensation Committee is authorized to grant restricted stock under the 2011 Equity Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless otherwise provided in the award agreement or other agreement between a participant and the Company, (i) the restrictions on the participant's awards of restricted stock will lapse in four equal annual installments and (ii) if the participant's employment is terminated for any reason, any unvested portion of the participant's restricted stock awards will terminate and be forfeited.

        Restricted Stock Unit Awards.    The Compensation Committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless otherwise provided in the award agreement or other agreement between a participant and the Company, (i) the restrictions on the participant's awards of restricted stock units will lapse in 25% installments over four years and (ii) if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of common stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

        Other Stock-Based Awards.    The Compensation Committee is authorized to grant awards of unrestricted shares of common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our common stock or which provide for cash payments based in whole or in part on the value or future value of shares of our common stock, under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

        Performance Compensation Awards.    The Compensation Committee may grant any award under the 2011 Equity Plan in the form of a "Performance Compensation Award" by conditioning the number of shares earned or vested under the award on the satisfaction of certain "Performance Goals." The Compensation Committee may establish these Performance Goals with reference to one or more of a variety of factors. Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant's Performance Compensation Award has been earned for the performance period based on the application of the "Performance Formula" (as defined in the 2011 Equity Plan) to such Performance Goals.

        Effect of a Change in Control.    In the event of a change in control of the Company the board may take steps it considers appropriate, including accelerating vesting or permitting cash payments in exchange for the surrender of outstanding awards. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a change in control is as follows:

  •
  in the event that a participant's employment is involuntarily terminated without cause within one year following the change in control, the participant's then-outstanding options and stock appreciation rights immediately vest and become exercisable in full;

  •
  in the event that a participant's employment is involuntarily terminated without cause within one year following the change in control, restrictions imposed on then-outstanding restricted stock, restricted stock units, and other stock-based awards (other than options and stock appraisal rights) will immediately lapse;

  •
  the applicable performance criteria for outstanding performance units, performance shares, or other awards that vest upon satisfaction of Performance Goals will be deemed attained, at the discretion of the Compensation Committee, (i) at target levels, (ii) based on the Compensation Committee's determination of the degree of attainment of Performance Goals or (iii) on such other basis as determined by the Compensation Committee.

        Transferability.    Each award may be exercised during the participant's lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. In addition, during the participant's lifetime, the award may be transferred, without consideration, to one or more immediate family members of the participant (within the meaning of the instructions to Form S-8 under the Securities Act), to a trust established exclusively for the participant or one or more of his or her immediate family members, a partnership or limited liability company whose only partners or stockholders are the participant and his or her immediate family members, or any other transferee as may be approved either (i) by the Board or the Compensation Committee in its sole discretion, or (ii) as provided in the applicable award agreement, in each case subject to such rules as the Compensation Committee may adopt consistent with any applicable award agreement to preserve the purposes of the 2011 Equity Plan. The terms applicable to the assigned portion shall generally be the same as those in effect for the award immediately prior to such assignment. Other than as described above, awards may not be transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

        Amendment.    The 2011 Equity Plan has a term of ten years. The Board may amend, suspend or terminate the 2011 Equity Plan at any time; however, stockholder approval to amend the 2011 Equity Plan may be necessary if the law or NYSE rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

U.S. Federal Income Tax Consequences

        The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Equity Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

        Stock Options.    The Code requires that, for treatment of an option as an incentive stock option, shares of our common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an "item of tax preference," which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option ("a non-qualified stock option"). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant's tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

        SARs.    No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Restricted Stock Units.    A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Section 162(m).    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2011 Equity Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Equity Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the "performance-based compensation" exception to Section 162(m) of the Code. Beginning in 2013, with respect to services performed during 2010 and afterward, for health insurance companies such as the Company, the federal tax deductibility of compensation will be limited under Section 162(m)(6) of the Code to $500,000 per individual and does not contain an exception for "performance-based compensation."

New Plan Benefits

        It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Equity Plan because awards under the 2011 Equity Plan will be made at the discretion of the Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code).

EXECUTIVE COMPENSATION

Information Concerning Executive Officers

        Biographical information concerning Richard A. Barasch, our Chief Executive Officer, who also serves as the chairman of our board of directors, is set forth above under the caption "Proposal No. 1—Election of Board of Directors." Biographical information concerning our other executive officers is set forth below.

        Theodore M. Carpenter, Jr., has served as President of our Medicare Advantage division since May 2005, and was its Executive Vice President and Chief Operating Officer from 1999 to 2005. Prior to joining Heritage Health in 1999, Mr. Carpenter worked for Kaiser Permanente for over 20 years; his last five years as President of Kaiser Foundation Health Plan of North Carolina.

        Robert M. Hayes, has served as Senior Vice President for Health Quality since February 2009. He assumed the position of Corporate Compliance Officer in 2010. Prior to joining Universal American, he was President and General Counsel of the Medicare Rights Center since 2002. From 1979 to 1989, Mr. Hayes led the National and New York Coalitions for the Homeless. Mr. Hayes is an attorney and has practiced law with firms in New York and Maine, including Sullivan & Cromwell and O'Melveny & Myers.

        Gary M. Jacobs, has served as Senior Vice President, Corporate Development since 2002. Prior to joining Universal American, Mr. Jacobs served as a franchisee and executive director of Staff Builders Home Health Care of Broward County and as President of HMI, a Public HMO Management and Consulting Company.

        Jason J. Israel, has served as President of our Traditional Insurance division since May 2011 and President of our insurance subsidiaries since November 2009. From 2002 to 2010 he was Chief Operating Officer of CHCS Services, our third party administrator subsidiary that was sold in 2010. Prior to joining Universal American, Mr. Israel was President of Bankers Insurance Group's Property & Casualty companies, worked as an independent consultant to various insurance companies, held various positions at American Bankers Insurance Group and worked at PriceWaterhouseCoopers LLP.

        Gregory W. Scott, has served as Co-President of the Company since March 2012. Mr. Scott previously served as the Chairman of the Board of Directors and Chief Executive Officer of APS Healthcare since June 2007. Prior to joining APS Healthcare, Mr. Scott was Executive Vice President and Chief Financial Officer of Pacificare Health Systems.

        Robert A. Waegelein, C.P.A., has served as Co-President and Chief Financial Officer of the Company since March 2012. Previously, he served as our Executive Vice President and Chief Financial Officer since October 1990 and has been Chief Financial Officer and a Director of each of our subsidiaries since they were acquired or organized. Prior to that, Mr. Waegelein, a certified public accountant, was employed by KPMG Peat Marwick LLP, our then independent public accountants, in positions of increasing responsibility, finally serving as Senior Manager.

        Anthony L. Wolk, has served as our Senior Vice President, General Counsel and Secretary since July 2010. Prior to joining Universal American, Mr. Wolk served as Senior Vice President, General Counsel & Secretary of Centennial Communications Corp., a publicly-traded telecommunications company from 1999 to 2010. Prior to that, Mr. Wolk was an attorney in private practice with the law firms of Gibson, Dunn & Crutcher LLP and Weil, Gotshal & Manges LLP.

 Compensation Discussion and Analysis

        This discussion addresses compensation with respect to our named executive officers, which for 2011 include:

Name	Position
Richard A. Barasch	Chairman and Chief Executive Officer
Robert A. Waegelein	Co-President and Chief Financial Officer
Theodore M. Carpenter, Jr.	President of Medicare Advantage
Gary M. Jacobs	SVP of Corporate Development
Anthony L. Wolk	SVP, General Counsel & Secretary

Executive Summary

2011 Business Highlights

  •
  We sold our Medicare Prescription Drug business in April 2011 and our shareholders received $14.00 per share in cash and one share of our common stock.

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  Revenues were $2.3 billion for 2011.

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  Medicare Advantage membership decreased during the year to 160,500 at December 31, 2011.

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  In August 2011, we were released from our marketing and enrollment sanction by the Centers for Medicare and Medicaid Services.

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  We identified and negotiated the acquisition of APS Healthcare, Inc., thereby enhancing our ability to participate in emerging growth opportunities in healthcare.

2011 Compensation Decisions

        The following actions were taken with respect to named executive officer compensation:

  •
  Base Salaries:    Each named executive officer received an increase in base salary of 2.5% from 2010 to reflect a standard cost of living adjustment that was applicable to Company employees generally.

  •
  Annual Incentive Awards:    For 2011 annual bonuses awarded to the named executive officers ranged from 60% to 120% of target bonus payments.

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  Long-Term Incentive Awards:    In May 2011, stock options with a five-year term, vesting in four equal annual installments beginning with the first anniversary of the date of grant, were awarded to our named executive officers.

Governance

        Our executive compensation program reflects our strong commitment to good governance, as follows:

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  We maintained a diversified compensation program that balances long-term vs. short-term, fixed vs. variable, and cash vs. equity compensation.

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  We maintain a recoupment policy in our equity program.

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  We do not maintain significant perquisites for our executives.

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  The compensation committee engages only independent compensation consultants that do not provide any services to management and that have no prior relationship with management prior to the engagement.

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  While we do not maintain formal stock ownership guidelines, our directors and executive officers collectively own approximately 6.45% of the Company's outstanding common stock.

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  In general, we do not provide tax gross-ups to our executives, including Section 280G excise tax gross-ups.

Our Compensation Philosophy

        Our compensation practices are designed to meet the following key objectives:

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  ensure that the financial interests of our executives are aligned with those of our stockholders;

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  attract and retain talented executives who can drive an organization to succeed in the rapidly-changing and highly-competitive healthcare industry;

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  motivate and reward executives to deliver superior business performance without encouraging excessive risk taking; and

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  balance rewards for both short-term results and long-term results to ensure sustained business performance over time.

        We believe that executives should be rewarded for current performance and further incentivized in recognition of their contributions to our long-term performance, and that the financial interests of our executives should be aligned with the interests of our stockholders. To promote this philosophy and in recognition of the fact that the dynamic nature of our business requires a constantly evolving outlook on compensation, we take a flexible approach to determining the amount and composition of the compensation paid to our executive team, allowing us to effectively and efficiently attract, motivate, reward and retain outstanding executives. While we consider compensation paid by our peers, as well as certain formulas to fund our annual bonus incentive pool, decisions regarding compensation are ultimately made in the discretion of the Compensation Committee and board of directors which we believe has the expertise to effectively judge and evaluate Company performance and appropriate resulting compensation.

Compensation Committee and Process

        Our Compensation Committee meets regularly throughout the year, both in executive session and with members of management and third-party advisors present. Our Compensation Committee seeks to set compensation for our named executive officers that fits within our compensation philosophy, addresses our strategic needs, and is competitive. While our Board of Directors has delegated to our Compensation Committee substantial authority over compensation decisions, our full Board considers and ratifies many decisions of the Compensation Committee that are made with respect to the named executive officers and certain of our other officers. Our Compensation Committee generally bases its determinations in respect of any given year, as described in more detail below, on reports prepared by compensation consultants, analysis by our Chief Executive Officer and other members of the senior executive team, our Compensation Committee's overall assessment of qualitative and quantitative corporate and individual criteria, and our broad-based compensation goals of reasonableness and appropriateness.

Executive Participation

        The Compensation Committee finds it important to regularly solicit input from our Chief Executive Officer and other members of senior management, whose understanding of the strategic needs of our business makes them a necessary resource to assist the Compensation Committee in establishing competitive pay packages that are in our best interests and the best interests of our stockholders.

        Our senior management has a unique understanding of the needs of our business as a result of their day-to-day interaction with each other and our business, as well as their oversight roles, and thus provides valuable insight to our Compensation Committee in determining the compensation of our named executive officers. As such, our Compensation Committee considers the recommendations of our Chief Executive Officer with respect to compensation for our senior management team. In general, our Chief Executive Officer attends at least a portion of all regular meetings of our Compensation Committee, and from time to time the Compensation Committee consults other members of senior management for their input and insight. The Chief Executive Officer does not play a role in determining his own compensation and is not present during Compensation Committee deliberations as to his compensation. Despite important executive participation, all named executive officer compensation decisions are ultimately made by the Compensation Committee in its discretion. With respect to base salary, annual bonus awards and annual equity award grants, the Compensation Committee typically presents its recommendations to the full Board of Directors for final approval.

Compensation Consultant

        Our Compensation Committee has the authority to employ outside advisors, experts and professionals to assist it in setting executive compensation. Our Compensation Committee has obtained and considered, and continues to obtain and consider, the expert advice of third-party independent compensation consultants. As described more fully below, since 2010, our Compensation Committee has engaged Pearl Meyer & Partners ("PM&P") as its independent compensation consultant. PM&P's role is to ensure that the Committee has objective information needed to make informed decisions based on the latest compensation trends. Among other things, PM&P has assisted the Committee in (i) the creation of a peer group, (ii) performing a comparative compensation benchmarking study and (iii) advising the Company regarding the development of an ongoing long-term incentive program and annual market-based equity awards. In particular, given the reduced size of the Company after the Part D Sale Transaction in April 2011, the Committee wanted to ensure that the compensation levels for the Company's executive officers continued to be aligned with the market median, which, based on PM&P's analysis, continues to be the case. PM&P does not provide any services to the Company other than executive compensation services.

Benchmarking

        Although our Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, we recognize that our compensation practices must be competitive in the marketplace. In connection with our consideration of competition for executive talent, we consider the fact that there are relatively few available executives with the requisite experience and knowledge of our business, which limits the size of the pool of replacements for our existing executives and increases the need for retention of them. Our Compensation Committee determines annually the appropriate combination of cash and equity-based compensation for our executives and considers the competitiveness of overall compensation paid to our executives in relation to our peer group and others. In addition, we structure our compensation so that executives understand that we expect them to contribute to the growth in value of the Company, and have therefore constructed our long-term incentive plan to provide appropriate rewards for growth in value. During the last year, PM&P assisted the Committee in reviewing and updating its peer group.

        We benchmark our compensation practices to other publicly traded companies that are comparable to us based upon various factors such as their lines of business, size based on both revenues and market capitalization and industry. With respect to 2011 pay decisions, the following nine publicly-traded companies were deemed to be appropriate peers for benchmarking purposes:

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  Amerigroup Corporation

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  Centene Corporation

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  Coventry Health Care, Inc.

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  Health Net, Inc.

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  Healthspring, Inc.

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  Magellan Health Services, Inc.

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  Molina Healthcare, Inc.

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  Triple-S Management Corporation

  •
  Wellcare Health Plans, Inc.

        In addition, the Compensation Committee also reviewed for context compensation data from the following managed care companies that have larger revenues and market capitalizations as we compete with these companies for talent: Aetna, Inc., Humana, Inc. United Healthgroup, Inc. and Wellpoint. We intend to reevaluate the composition of our peer group as necessary to ensure that the peer group accurately reflects our competitor companies, taking into account all relevant factors.

Elements of Compensation

General

        The primary elements of our executive compensation program consist of (i) base salaries, (ii) annual bonus awards and (iii) long term equity awards. While not a significant part of our program, we also offer our executives limited perquisites and some other benefits generally offered to all employees.

        The following table shows the percentage mix of the three different forms of compensation awarded to our named executive officers for 2011:

Name	Base Salary	Annual Bonus	Long-Term Equity
Richard A. Barasch	27%	33%	40%
Robert A. Waegelein	33%	26%	41%
Theodore M. Carpenter, Jr.	41%	18%	41%
Gary M. Jacobs	43%	20%	37%
Anthony L. Wolk	38%	27%	35%

Base Salaries

        Competitive salaries are essential to recruiting and retaining qualified employees. Consistent with the process described above and with the aim of maintaining a reasonable level of internal pay equity, the Compensation Committee generally reviews base salaries in the first quarter of each year. Salary changes for our named executive officers, if any, are typically determined during the first quarter of each fiscal year and normally take effect on April 1st of the applicable year. To maintain flexibility, we do not target base salary at any particular percent of total compensation. In 2011, our Compensation Committee determined each named executive officer should receive a baseline increase in base salary of 2.5% from 2010 to reflect a standard cost of living adjustment that was applicable to Company employees generally. The compensation benchmarking study performed by PM&P in 2011 suggested that the base salaries for our named executive officers were consistent with the market median.

Annual Bonuses

        Consistent with our philosophy of rewarding contributions to Company performance, a significant component of executive compensation is our annual bonus program, which ensures that a meaningful portion of compensation is "at risk". The bonus program includes a three step process:

  1.
  The bonus pool is established based on satisfaction of objective Company performance measures (i.e. operating income).

  2.
  The bonus pool is then further adjusted to take into account the Company's compliance and quality performance during the year.

  3.
  Individual bonus awards are then adjusted based on subjective individual performance measures.

        This serves to reward and motivate achievement of financial and other performance goals which is at the core of our pay-for-performance philosophy. Target bonus amounts as a percentage of base salary for the named executive officers for 2011 remained generally consistent with the levels for 2010 and were 150% for Mr. Barasch, 100% (increased from 75% in 2010 in consideration of Mr. Waegelein's increased responsibilities and performance) for Mr. Waegelein, 75% for Mr. Carpenter and 60% for Messrs. Jacobs and Wolk. The target bonus amounts were established with the competitiveness of the executives' total pay package as a principal objective and consistent with the philosophy of the Compensation Committee to make a significant portion of the named executive officers' compensation based on performance.

        Although achievement of our operating income target establishes a guideline funding level of the bonus pool, actual amounts paid to our named executive officers are in the discretion of the Compensation Committee and Board of Directors based on its overall assessment of other qualitative and quantitative corporate and individual criteria, generally in accordance with the compensation-setting process described above. The following chart sets forth the relative weight assigned Company and individual performance measures for the named executive officers.

Name	Weight Assigned to Company Performance	Weight Assigned to Individual Performance
Richard A. Barasch	75%	25%
Robert A. Waegelein	67%	33%
Theodore M. Carpenter, Jr.	50%	50%
Gary M. Jacobs	50%	50%
Anthony L. Wolk	50%	50%

        The Compensation Committee used operating income to determine the company-performance component of the 2011 bonus pool, which is defined as pre-tax income excluding investment gains and losses and certain non-recurring items as determined by the Compensation Committee. Typically, the Compensation Committee sets the operating income bonus target in December of each year at the time the annual budget is considered and approved by the Board of Directors. For 2011, after adjustments to give effect to the Part D Sale Transaction, the operating income target was set at $45.8 million, with 100% funding occurring upon achieving such target. The actual bonus pool funding amount, and correspondingly, the Company performance component of each named executive officer's bonus, is increased or reduced by 1.5% for each 1.0% by which actual operating income exceeds or is less than, respectively, the target operating income. If the Company does not achieve 70% of targeted operating income, no bonus is payable to the named executive officers. For 2011, adjusted operating income was $44.2 million, 3% lower than target. Accordingly, the initial bonus pool for the Company performance component for the named executive officers was funded at 94.9% for 2011.

        In 2011, in light of the Company's increased focus on compliance and quality issues, the Committee formally adopted a new element to the bonus plan relating to compliance and quality performance, particularly in Medicare, and ascribed a 30% factor for this measure. Historically, compliance and quality issues were taken into consideration for purposes of calculating bonuses based on the executive's individual performance relating to these areas. Beginning in 2011, overall company performance in the areas of compliance and quality will be a standalone measure impacting the size of the bonus pool and compliance and quality issues will also continue to be considered as part of the executive's individual performance. After consultation with the Company's compliance and quality committee, the Committee determined that the aggregate bonus pool should be reduced by 15% (50% of the 30% factor) in light of the Company's quality issues during the year relating to Medicare Advantage Star ratings that negatively impacted the Medicare Advantage business. As a result, the bonus pool for the Company officers, including the named executive officers, was funded at 79.9%.

        With respect to the individual performance component, the Compensation Committee discussed the performance of each of the named executive officers on a qualitative basis at several meetings during 2011 and early 2012. With respect to each of the named executive officers, the Compensation Committee considered several non-financial measures, as applicable, including the executive's contribution with respect to compliance and quality issues, skills and capabilities generally, contributions as a member of the management team, individual contributions to our overall performance, respective commitment to operational excellence, the accomplishment of significant non-recurring tasks or projects, such as the Part D Sale Transaction and acquisition of APS Healthcare, and response to issues and opportunities that arose during the year.

        With respect to named executive officers that are responsible for individual business units, the Compensation Committee also considered the achievement of operating results at the business unit for which the named executive officer is primarily responsible. In addition to target business unit operating income, which is a component of the overall company operating income target described above, the Compensation Committee generally considered improvement in operating income, adherence to compliance requirements, and general operational performance in light of current market conditions, each measured on a business-unit level, in determining the achievement of the individual component of a named executive officers bonus. In order to avoid allowing our competitors to ascertain our operating goals with respect to our business units, we are not providing the breakdown of business unit operating income targets or other applicable performance measures associated with each business unit, but believe that the measures are appropriate in terms of accomplishing both short-term and long-term business unit goals, and believe that the targets were not substantially certain to be achieved and represented a fair measure of expected performance that would not be achieved simply by maintaining status quo.

        Certain of our named executive officers are party to an employment agreement that sets forth the general structure of the officer's annual bonus opportunity based on Company and personal goals as well as payment in both cash and our common stock. In recognition of the Compensation Committee's efforts to promote our best interests through the cash bonus program described above and the equity program described below, as well as the fact that the purposes and incentives of our bonus and equity programs are substantially similar to those furthered by the applicable provisions of the employment agreements and offer letters, our named executive officers have waived such provisions to the extent they are inconsistent with our current compensation program.

Equity Compensation

        We believe that a significant portion of our named executive officer's compensation should be in the form of long-term equity-based awards that align our executive's interests with those of our stockholders.

        On April 29, 2011, we consummated the sale our Medicare Prescription Drug business to CVS Caremark Corporation. In connection with the consummation of the Part D Sale Transaction, our stockholders received $14.00 per share in cash and one share of our common stock (the "Part D Consideration"). At closing of the Part D Sale Transaction, (i) all outstanding stock options held by the named executive officers were canceled and converted into the right to receive an amount equal to $23.34 (the closing price of old Universal American's common stock on April 28, 2011) less the exercise price of the stock options, payable fifty percent in cash and fifty percent in shares of Universal American common stock, (ii) all shares of restricted stock held by the named executive officers were canceled and converted into the right to receive the Part D Consideration and (iii) all performance shares held by the named executive officers were canceled and converted into the right to receive the Part D Consideration on the one-year anniversary of the closing date (April 29, 2012).

        In connection with the consummation of the Part D Sale Transaction, we adopted the 2011 Omnibus Equity Award Plan (the "2011 Equity Plan") and no longer issue equity awards under our prior 1998 Incentive Compensation Plan. We grant equity-based compensation to our named executive officers pursuant to the 2011 Equity Plan because it directly links the value of compensation to the long-term results achieved for our stockholders. While we consider the level of past grants in making current equity award decisions, we generally do not consider wealth accumulation from the appreciation of past awards because we believe that wealth accumulation is the proper reward for an executive's contributions to our performance and should not be offset against any incentives for future performance.

        We generally make annual equity grants to our named executive officers and other employees during the first quarter of our fiscal year. However, in light of the pendency of the Part D Sale Transaction, the Committee elected to defer equity grants to the named executive officers and others for 2011 until after consummation of such transaction which occurred on April 29, 2011. During this period, PM&P presented the Committee with information and analysis regarding a new equity plan and awards thereunder. As a result of certain strategic initiatives at the Company after the Part D Sale Transaction and the consideration received by the named executive officers in connection with such transaction, the Compensation Committee elected to award only stock options in 2011, which would only have value to the extent the Company's stock price increased above the grant price. The Committee also elected to size the grants consistent with the size of grants made to executives during 2010, excluding the value of any performance shares awarded during 2010. This generally resulted in the 2011 awards being significantly smaller than the 2010 awards. Accordingly, in May 2011, the Compensation Committee awarded stock options with a five-year term, vesting in four equal annual installments beginning with the first anniversary of the date of grant to our named executive officers as follows:

Name	Stock Options
Richard A. Barasch	350,000
Robert A. Waegelein	160,000
Theodore M. Carpenter, Jr.	110,000
Gary M. Jacobs	75,000
Anthony L. Wolk	75,000

Perquisites and Other Benefits

        We do not view perquisites as a significant portion of our named executive officers' compensation package. Historically, we have not provided our named executive officers with a significant number of perquisites or other benefits; however, we believe that the perquisites and other benefits that we do provide assist our named executive officers in the performance of their duties and contribute to a well-rounded, competitive pay package. In addition to perquisites that are unique to one or more named executive officers, such as car allowances, we offer the following benefits to our named executive officers and to all of our other eligible employees:

  •
  a Company matching contribution under our 401(k) plan equal to 100% of the employee's first 1% of contributions, plus 50% of the employee's next 4% of contributions, up to a maximum matching contribution of 3% of the employee's eligible compensation,

  •
  standard medical, dental, and life and disability insurance coverage, and

  •
  vacation and other paid time off.

Severance and Change-in-Control Benefits

        We believe severance and change-in-control benefits are essential to recruiting and retaining qualified senior management. The terms of such agreements depend on the benefits negotiated with the individual executives upon him or her joining the Company. The material terms of the severance benefits for our named executive officers are discussed elsewhere in this Proxy Statement under the caption "Potential Payments upon Termination or Change-in-Control." In connection with the consummation of the Part D Sale Transaction, we reviewed the severance provisions of our named executive officers compared to market data. Based on this review, we amended Robert Waegelein's employment agreement to provide for increased severance following termination following a change in control from 1.5 times base salary to 3.0 times base salary, which we believe is more consistent with market practice.

Tax and Accounting Implications of Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit on the deductibility of compensation paid to named executive officers of public companies unless the compensation meets requirements for "performance-based compensation." Beginning in 2013, with respect to services performed during 2011 and afterward, for health insurance companies such as the Company, the federal tax deductibility of compensation will be limited under Section 162(m)(6) of the Code to $500,000 per individual, and will not contain an exception for "performance-based compensation."

        Our Compensation Committee believes that it is important for us to retain maximum flexibility in designing compensation programs that most effectively promote the achievement of our stated objectives. Therefore, while considering tax deductibility as one of the factors in determining compensation, we do not generally limit the amount of compensation to levels or types simply on account of potential deductibility. Our Compensation Committee does, however, consider alternative forms of compensation where available in order to preserve deductibility and promote tax and accounting efficiency consistent with our ultimate compensation goals. In 2011, our stockholders approved the 2011 Equity Plan.

Risk Management

        In conjunction with our risk management processes, our Compensation Committee reviews executive compensation and our company-wide compensation programs and policies to seek to eliminate or mitigate potential risks arising from such programs and policies, and to ensure that our compensation, structure, elements, and incentives are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also seeks to ensure that our compensation programs are consistent with our general risk management practices and to ensure the safety and soundness of our Company over the market cycles that characterize our industry.

Policy on Ownership of Stock and Options

        We do not have any policy regarding levels of equity ownership by our named executive officers or directors.

Recovery of Previously Paid Incentive Compensation

        We do not have a formal policy with regard to the recovery of previously paid incentive compensation where such compensation has been paid based on financial information later determined to have been inaccurate through a financial statement restatement or otherwise. However, the 2011 Equity Plan and award agreements issued to holders of awards permit a "clawback". In such event, the matter would be referred to the Compensation Committee or Board for analysis and recommendation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, guidelines will be forthcoming concerning required clawbacks of incentive compensation. When these guidelines are finalized, we intend to amend our programs to comply with the new requirements.

Compensation Committee Report

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its reviews and discussion with management, our Compensation Committee recommended to our Board of Directors, and our board has approved, that the Compensation Discussion and Analysis be included in this filing.

Submitted by The Compensation Committee of Universal American Corp.
Linda H. Lamel, Chairperson Barry W. Averill Matthew W. Etheridge

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(5)	Total ($)
Richard A. Barasch	2011	990,000	—	1,449,000	1,198,130	232,533	3,869,663
Chairman & Chief Executive Officer	2010	961,846	2,172,019	814,131	1,510,541	40,000	5,498,537
	2009	948,461	1,408,500	766,116	1,377,000	14,593	4,514,670
Robert A. Waegelein	2011	528,000	—	662,400	423,871	120,113	1,734,384
Co-President & Chief Financial	2010	509,101	1,005,497	379,928	471,004	29,250	2,394,780
Officer	2009	488,458	674,254	342,736	354,578	13,975	1,874,001
Theodore M. Carpenter, Jr.	2011	456,923	—	455,400	206,331	84,938	1,203,592
President of Medicare Advantage	2010	432,692	765,623	244,239	214,515	15,000	1,672,069
	2009	379,497	532,751	241,931	281,250	7,350	1,442,779
Gary M. Jacobs	2011	359,072	—	310,500	172,955	94,146	936,673
Senior Vice President of Corporate	2010	352,032	505,892	162,826	236,007	22,200	1,278,957
Development	2009	358,202	332,999	161,287	208,019	14,550	1,075,057
Anthony L. Wolk	2011	330,000	—	310,500	238,427	18,180	897,107
Senior Vice President, General Counsel & Secretary	2010	150,000	192,448	114,590	123,942	2,125	583,105

(1)
We review compensation in the first quarter of each fiscal year and salary increases, if any, are effective upon the board's approval of the Compensation Committee's recommendation. Salary amounts in this table reflect the actual base salary payments earned in year indicated. Non-equity incentive plan compensation amounts reflect the amounts earned by each named executive officer during the indicated year under our annual incentive bonus plan, although paid in the subsequent year. Mr. Wolk's base salary and non-equity incentive plan compensation for 2010 reflect the amounts paid to Mr. Wolk since he joined the Company in July 2010.

(2)
In connection with the closing of the Part D Sale Transaction, we established the 2011 Equity Plan to replace the 1998 Equity Plan. During 2011, we did not make any Stock Awards under the 2011 Equity Plan.

(3)
The amounts reported as Stock Awards represent the grant date fair value of restricted stock and performance share grants awarded to our named executive officers during the indicated year, computed in accordance with FASB ASC Topic 718 ("ASC 718"), Compensation—Stock Compensation. Restricted stock vests ratably over four years at each anniversary of the grant. We determined the grant date fair value for the restricted stock awards by multiplying the number of restricted shares granted by the closing market price of a share of our common stock on the date of grant.

In 2009 and 2010, the Board of Directors awarded performance shares to certain officers. The actual number of shares that potentially could be earned at the conclusion of the three year vesting period varied from 0% to 150% of the target award, based on our total shareholder return relative to a group of peer companies that were selected prior to the award. We determined the grant date fair value for the performance share awards by multiplying the number of performance shares granted by the closing market price of a share of our common stock on the date of grant with this result multiplied by 114.2% in 2010 and 111.3% in 2009, the fair value multiplier calculated during the valuation of the annual performance share awards using Monte Carlo simulation. In connection with the closing of the Part D Sale Transaction, each performance share was exchanged for the right to receive the same merger consideration paid to old Universal American shareholders in the Part D Sale Transaction ($14.00 in cash and one share of new Universal American common stock) on the one year anniversary of the closing date (April 29, 2012). At the closing of the Part D Sale Transaction, our Compensation Committee determined that performance shares granted in 2009 and 2010 were earned at 150% and 100% of target, respectively, thus fixing the number of shares distributable upon completion of the remaining vesting period.

(4)
The amounts reported as Option Awards represent the grant date fair value of stock option grants awarded to our named executive officers during the indicated year computed in accordance with ASC 718, Compensation—Stock Compensation. The exercise price of these stock options is the closing market price of a share of our common stock on the grant date. The 2011 option grants vest in four equal annual installments, starting with the first anniversary of the grant date and expire after five years.

We determined the grant date fair value for the option awards granted in 2011 using a BlackScholes stock option valuation model based on the weighted average assumptions set forth in the table below. We determined the historical daily measurement of volatility based on the expected life of the option granted. We determined the risk-free interest rate by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. We determined the expected life by reference to our historical experience.

Annual 5/2/2011
Dividend yield	—%
Volatility	58.36%
Risk-free interest rate	1.49%
Expected life(years)	3.75
Grant Date Fair value/share	$4.14
(5)
Amounts reported reflect, as applicable, car allowance, our matching contributions into the Universal American Corp. 401(k) Savings Plan and dividends earned on restricted stock that vested after the Company's August 2010 $2.00 per share special cash dividend was paid. These dividends were accrued at the time of the special dividend award and are paid as the underlying shares of restricted stock vest.

        The amounts reported in 2011:

  •
  For Mr. Barasch, the amount reported reflects $7,243 car allowance, $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $217,940 in dividends on vested restricted stock.

  •
  For Mr. Waegelein, the amount reported reflects $6,625 car allowance, $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $106,138 in dividends on vested restricted stock.

  •
  For Mr. Carpenter, the amount reported reflects $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $77,588 in dividends on vested restricted stock.

  •
  For Mr. Jacobs, the amount reported reflects $7,200 car allowance, $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $79,596 in dividends on vested restricted stock.

  •
  For Mr. Wolk, the amount reported reflects $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $10,830 in dividends on vested restricted stock.

        The amounts reported in 2010:

  •
  For Mr. Barasch, the amount reported reflects $7,500 car allowance, $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $25,000 in dividends on vested restricted stock.

  •
  For Mr. Waegelein, the amount reported reflects $6,750 car allowance, $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $15,000 in dividends on vested restricted stock.

  •
  For Mr. Carpenter, the amount reported reflects $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $7,500 in dividends on vested restricted stock.

  •
  For Mr. Jacobs, the amount reported reflects $7,200 car allowance, $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $7,500 in dividends on vested restricted stock.

  •
  For Mr. Wolk, the amount reported reflects $2,125 Company matching contributions into the Universal American Corp. 401(k) Savings Plan.

        The amounts reported in 2009:

  •
  For Mr. Barasch, the amount reported reflects $7,243 car allowance and $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan.

  •
  For Mr. Waegelein, the amount reported reflects $6,625 car allowance and $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan.

  •
  For Mr. Carpenter, the amount reported reflects $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan.

  •
  For Mr. Jacobs, the amount reported reflects $7,200 car allowance and $7,350 Company matching contributions into the Universal American Corp. 401(k) Savings Plan.

Grants of Plan-Based Awards

        The following table sets forth the awards granted pursuant to our equity and non-equity incentive plans in fiscal year 2011.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
							Exercise or Base Price of Option Awards ($ / Sh)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Richard A. Barasch	—	—	1,491,750	—	—	—	—	—
	5/2/2011	—	—	—	—	350,000	$9.33	1,449,423
Robert A. Waegelein	—	—	397,800	—	—	—	—	—
	5/2/2011	—	—	—	—	160,000	$9.33	662,593
Theodore M. Carpenter, Jr.	—	—	344,250	—	—	—	—	—
	5/2/2011	—	—	—	—	110,000	$9.33	455,533
Gary M. Jacobs	—	—	216,423	—	—	—	—	—
	5/2/2011	—	—	—	—	75,000	$9.33	310,591
Anthony L. Wolk	—	—	198,900	—	—	—	—	—
	5/2/2011	—	—	—	—	75,000	$9.33	310,591

(1)
Represents target payout levels for each of the named executive officers under our annual incentive bonus plan for 2011. There is no threshold or maximum payout level under such plan. The actual amount of incentive bonus earned by each Named Executive Officer for 2011 is reported under the Non-Equity Incentive Plan Compensation column in the "Summary Compensation Table." Additional information regarding our annual incentive bonus plan is included under Compensation Discussion and Analysis.

In addition to the non-equity incentive plan discussed above, an equity incentive plan is also available to our named executive officers, although there are no threshold, target or maximum amounts of grants. Please see the "Compensation Discussion and Analysis" section of this filing for a discussion of equity incentive compensation for our named executive officers.

(2)
The amounts reported as Option Awards represent the number of shares underlying the stock option grants awarded during 2011. These options vest 25% per year starting with the first anniversary date of the grant and expire after five years.

(3)
See the footnotes to the Summary Compensation Table for a description of the calculation of the grant date fair value for the equity awards.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the equity awards held by our named executive officers pursuant to our equity incentive plans that were outstanding at December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Richard A. Barasch	—	350,000	(4)	—	$9.33	5/2/2016	—	—	—		—
	—	—		—	—	—	—	—	90,000	(5)	2,583,900
	—	—		—	—	—	—	—	135,000	(6)	3,875,850
Robert A. Waegelein	—	160,000	(4)	—	$9.33	5/2/2016	—	—	—		—
	—	—		—	—	—	—	—	45,000	(5)	1,291,950
	—	—		—	—	—	—	—	67,500	(6)	1,937,925
Theodore M. Carpenter, Jr.	—	110,000	(4)	—	$9.33	5/2/2016	—	—	—		—
	—	—		—	—	—	—	—	35,000	(5)	1,004,850
	—	—		—	—	—	—	—	52,500	(6)	1,507,275
Gary M. Jacobs	—	75,000	(4)	—	$9.33	5/2/2016	—	—	—		—
	—	—		—	—	—	—	—	15,000	(5)	430,650
	—	—		—	—	—	—	—	30,000	(6)	861,300
Anthony L. Wolk	—	75,000	(4)	—	$9.33	5/2/2016	—	—	—		—
	—	—		—	—	—	—	—	7,500	(5)	215,325

(1)
Represents closing price of our common stock on date of grant.

(2)
Represents number of performance shares awarded.

(3)
Represents the number of performance shares awarded multiplied by $12.71, the closing share price of Universal American common stock on December 31, 2011, plus $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(4)
These options vest in four equal annual installments beginning May 2, 2012.

(5)
At the closing of the Part D Sale Transaction, our Compensation Committee determined that performance shares granted in 2010 were earned at 100% of target and would fully vest on April 29, 2012, the one year anniversary of the closing date of the Part D Sale Transaction. as described in Note 17—"Stock-Based Compensation" of the notes to consolidated financial statements included under Item 8—"Financial Statements and Supplementary Data" in our annual report on Form 10-K for the year ended December 31, 2011.

(6)
At the closing of the Part D Sale Transaction, our Compensation Committee determined that the performance shares granted in 2009 were earned at 150% of target and would fully vest on April 29, 2012, the one year anniversary of the closing date of the Part D Transaction as described in Note 17—"Stock-Based Compensation" of the notes to consolidated financial statements included under Item 8—"Financial Statements and Supplementary Data" in our annual report on Form 10-K for the year ended December 31, 2011.

Option Exercises and Stock Vested

        The following table sets forth the number and value received upon option exercises during fiscal year 2011 and the value of other stock awards that vested during fiscal year 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on on Vesting ($)(2)
Richard A. Barasch	910,917	8,988,523	108,970	2,665,630
Robert A. Waegelein	530,000	5,657,181	53,069	1,298,593
Theodore M. Carpenter, Jr.	332,250	3,264,605	38,794	948,741
Gary M. Jacobs	232,250	1,860,457	39,798	973,235
Anthony L. Wolk	20,000	229,800	5,415	136,702

(1)
The value realized on exercise is calculated based on the difference between the closing market price of a share of our common stock and the exercise price of the options on the date of exercise. At the closing of the Part D Sale Transaction, our Compensation Committee determined that all outstanding options, both vested and unvested, would be settled using the closing price of Universal American common stock on April 28, 2011 (the day immediately prior to the closing date of the Part D Sale Transaction), $23.34, on an after-tax basis, 50% in cash and 50% in shares of new Universal American common stock, valued at $9.34 per share. A particular named executive officer may or may not have sold shares acquired from options exercised, and you should not infer from the inclusion of this information in this table that the named executive officer is or was in actual receipt of the indicated funds.

(2)
The value realized on vesting is based on the closing market price of a share of our common stock on the date of vesting and aggregates the total value realized on various vesting dates, including $2.00 in cash per share related to the 2010 special dividend. At the closing of the Part D Sale Transaction, all unvested restricted stock was immediately vested and settled pursuant to the terms of the Part D Sale Transaction, with $14.00 in cash and one share of new Universal American common stock issued in exchange for each share of old Universal American common stock. A particular named executive officer may or may not have sold shares, and you should not infer from the inclusion of this information in this table that the named executive officer is or was in actual receipt of the indicated funds.

Potential Payments upon Termination or Change-in-Control

        We have entered into employment arrangements through employment agreements with each of our named executive officers. These employment arrangements provide severance benefits in the event of termination of employment. Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned, but not yet then paid, during his term of employment, principally base salary and amounts accrued and vested through our 401(k) Savings Plan. In addition, except as provided in the tables below, each named executive officer is eligible to receive vested equity awards upon a termination of employment for any reason. Each named executive officer is subject to non-competition and non-solicitation covenants under his employment agreement; however, for Messrs. Barasch, Waegelein and Wolk, such covenants do not apply for any termination of employment that occurs within 12 months following a change-in-control.

        The following tables provide information on potential benefits that each named executive officer could receive under their existing employment agreements with Universal American under various termination scenarios, calculated as if any termination occurred on December 31, 2011. We would only be able to determine the actual amounts paid to any named executive officer at the time of the executive's separation from us.

Richard A. Barasch, Chairman and Chief Executive Officer

        In the event of termination of employment without cause or for good reason, Mr. Barasch's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to (1) two times his base salary plus the lesser of (A) his bonus for the fiscal year prior to termination or (B) his base salary; and (2) a prorated portion of his bonus that he would have been entitled to receive in the year of termination.

  •
  Continued welfare benefit plan coverage for two years.

  •
  Accelerated vesting of all equity awards and the opportunity to exercise such awards for one year following such termination.

        Mr. Barasch receives an enhanced severance following a change-in-control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in his employment agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to two times his base salary.

  •
  Continuation of welfare benefits plan coverage for an additional one-year period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination upon Retirement		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Severance:
Base Salary(1)	—	—	—		—		1,980,000	(2)	1,980,000	(2)	3,960,000	(3)
Cash Bonus	—	—	1,198,130	(4)	1,198,130	(4)	2,188,130	(4)(5)	2,188,130	(4)(5)	2,188,130	(4)(5)
Accelerated Vesting(6):
Stock Options	—	—	—		—		1,183,000		1,183,000		1,183,000
Restricted stock	—	—	—		—		—		—		—
Performance Shares	—	—	—		—		6,459,750		6,459,750		6,459,750
Health, life and other benefits(7)	—	—	—		—		19,802		19,802		29,703
Tax Gross up	—	—	—		—		—		—		—	(8)

Subtotal Termination related payments	—	—	1,198,130		1,198,130		11,830,682		11,830,682		13,820,583
Fair Value of Currently Vested Stock Options(9)	—	—	295,750	(10)	295,750	(10)	—		—		—

Total	—	—	1,493,880		1,493,880		11,830,682		11,830,682		13,820,583

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2011.

(2)
Executive entitled to a lump sum payment equal to 200% of base salary, in addition to bonus in (4) and (5), below.

(3)
Executive entitled to a lump sum payment equal to 400% of base salary, in addition to bonus in (4) and (5), below.

(4)
Executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. Amount reported is actual cash bonus paid in 2012 in connection with 2011 performance.

(5)
In addition to amount reported in (4) above, executive is entitled to the lesser of (A) bonus for the fiscal year prior to termination or (B) base salary. Amounts shown include actual cash bonus paid in 2012 in connection with 2011 performance plus base salary for 2011.

(6)
Executive entitled to accelerated vesting of all unvested equity awards. Value is based on closing price of our common stock at December 31, 2011 of $12.71. For options, the value reflects the difference between the closing price and the option exercise price. For performance shares, value also includes $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(7)
Executive entitled to 24 months (and 36 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Excludes any limited tax gross-up payment in the event that Mr. Barasch is subject to an excise tax imposed by Section 4999 of the Code (which relates to payments that are contingent on a change-in-control), which would be equal to the amount of the excise tax plus a gross-up payment relating solely to the acceleration of his stock options.

(9)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2011 of $12.71 and the option exercise price.

(10)
Executive entitled to exercise vested stock options and stock options scheduled to vest during the year following termination (i) in the case of death or disability for one year following termination or (ii) in the case of retirement, for four years following termination. This period may not exceed the expiration date of the option.

Robert A. Waegelein, Co-President and Chief Financial Officer

        In the event of termination of employment without cause or for good reason, Mr. Waegelein's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 18 months.

        Mr. Waegelein receives an enhanced severance following a change-in-control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to twice his base salary.

  •
  Continuation of welfare benefits plan coverage for an additional six-month period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Severance:
Base Salary(1)	—	—	—		528,000	(2)	528,000	(2)	1,584,000	(3)
Cash Bonus	—	—	423,871	(4)	423,871	(4)	423,871	(4)	423,871	(4)
Accelerated Vesting:
Stock Options	—	—	—		—		—		540,800	(5)
Restricted stock	—	—	—		—		—		—
Performance Shares(6)	—	—	—		3,229,875		3,229,875		3,229,875
Health, life and other benefits(7)	—	—	—		16,905		16,905		22,540
Tax Gross up	—	—	—		—		—		—	(8)

Subtotal Termination related payments	—	—	423,871		4,198,651		4,198,651		5,801,086
Fair Value of Currently Vested Stock Options(9)	—	—	135,200	(10)	—		—		—

Total	—	—	559,071		4,198,651		4,198,651		5,801,086

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2011.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (4), below.

(3)
Executive entitled to a lump sum payment equal to 300% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual cash bonus paid in 2012 in connection with 2011 performance.

(5)
Executive entitled to accelerated vesting of stock options pursuant to terms of equity awards. Value is based on closing price of our common stock at December 31, 2011 of $12.71 and reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to accelerated vesting of performance shares upon certain terminations. Value is based on the closing price of our common stock at December 31, 2011 of $12.71, plus $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(7)
Executive entitled to 18 months (and 24 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Excludes any adjustment in the event that Mr. Waegelein is subject to an excise tax imposed by Section 4999 of the Code (which relates to payments that are contingent on a change-in-control). If Mr. Waegelein is subject to an excise tax, his employment agreement provides for his benefits and payments to be reduced if and to the extent such reduction would result in a larger amount on an after-tax basis.

(9)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2011 of $12.71 and the option exercise price.

(10)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

Theodore M. Carpenter, Jr., President of Medicare Advantage Division

        In the event of termination of employment without cause or for good reason (whether before or following a change-in-control), Mr. Carpenter's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to two times base salary.

  •
  Continued welfare benefit plan coverage for one year of continued medical benefit plan coverage and Company-paid COBRA coverage for one year following termination, less his share of the premium in effect prior to termination.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		913,846	(2)	913,846	(2)	913,846	(2)
Cash Bonus	—	—	206,331	(3)	206,331	(3)	206,331	(3)	206,331	(3)
Accelerated Vesting:
Stock Options	—	—	—		—		—		371,800	(4)
Restricted stock	—	—	—		—		—		—
Performance Shares(5)	—	—	—		2,512,125		2,512,125		2,512,125
Health, life and other benefits(6)	—	—	—		15,420		15,420		15,420
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	206,331		3,647,722		3,647,722		4,019,522
Fair Value of Currently Vested Stock Options	—	—	—		—		—		—

Total	—	—	206,331		3,647,722		3,647,722		4,019,522

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2011.

(2)
Executive entitled to a lump sum payment equal to 200% of base salary, in addition to bonus in (3), below.

(3)
Executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual cash bonus paid in 2012 in connection with 2011 performance.

(4)
Executive entitled to accelerated vesting of stock options pursuant to terms of equity awards. Value is based on closing price of our common stock at December 31, 2011 of $12.71 and reflects the difference between the closing price and the option exercise price.

(5)
Executive entitled to accelerated vesting of performance shares upon certain terminations. Value is based on the closing price of our common stock at December 31, 2011 of $12.71, plus $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(6)
The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

Gary M. Jacobs, Senior Vice President of Corporate Development

        In the event of termination of employment without cause or for good reason (whether before or following a change-in-control), Mr. Jacobs' existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 6 months.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		359,072	(2)	359,072	(2)	359,072	(2)
Cash Bonus	—	—	172,955	(3)	172,955	(3)	172,955	(3)	172,955	(3)
Accelerated Vesting:
Stock Options	—	—	—		—		—		253,500	(4)
Restricted stock	—	—	—		—		—		—
Performance Shares(5)	—	—	—		1,291,950		1,291,950		1,291,950
Health, life and other benefits(6)	—	—	—		5,446		5,446		5,446
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	172,955		1,829,423		1,829,423		2,082,923
Fair Value of Currently Vested Stock Options(7)	—	—	63,375	(8)	—		—		—

Total	—	—	236,330		1,829,423		1,829,423		2,082,923

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2011.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (3), below.

(3)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual cash bonus paid in 2012 in connection with 2011 performance.

(4)
Executive entitled to accelerated vesting of stock options pursuant to terms of equity awards. Value is based on closing price of our common stock at December 31, 2011 of $12.71 and reflects the difference between the closing price and the option exercise price.

(5)
Executive entitled to accelerated vesting of performance shares upon certain terminations. Value is based on the closing price of our common stock at December 31, 2011 of $12.71, plus $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(6)
The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(7)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2011 of $12.71 and the option exercise price.

(8)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

Anthony L. Wolk, Senior Vice President, General Counsel & Secretary

        In the event of termination of employment without cause or for good reason (whether before or following a change-in-control), Mr. Wolk's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 12 months.

        Mr. Wolk receives an enhanced severance following a change-in-control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to one-half his base salary.

  •
  Continuation of welfare benefits plan coverage for an additional six-month period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		330,000	(2)	330,000	(2)	495,000	(3)
Cash Bonus	—	—	238,427	(4)	238,427	(4)	238,427	(4)	238,427	(4)
Accelerated Vesting:
Stock Options	—	—	—		—		—		253,500	(5)
Restricted stock	—	—	—		—		—		—
Performance Shares(6)	—	—	—		215,325		215,325		215,325
Health, life and other benefits(7)	—	—	—		12,284		12,284		18,426
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	238,427		796,036		796,036		1,220,678
Fair Value of Currently Vested Stock Options(8)	—	—	63,375	(9)	—		—		—

Total	—	—	301,802		796,036		796,036		1,220,678

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2011.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (3), below.

(3)
Executive entitled to a lump sum payment equal to 150% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual cash bonus paid in 2012 in connection with 2011 performance.

(5)
Executive entitled to accelerated vesting of stock options pursuant to terms of equity awards. Value is based on closing price of our common stock at December 31, 2011 of $12.71 and reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to accelerated vesting of performance shares upon certain terminations. Value is based on the closing price of our common stock at December 31, 2011 of $12.71, plus $14.00 in cash per share related to the Part D Transaction, plus $2.00 in cash per share related to the 2010 special dividend.

(7)
Executive entitled to 12 months (and 18 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2011 of $12.71 and the option exercise price.

(9)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our Audit Committee is responsible for the review and approval of any transaction, relationship or arrangement in which we are a participant and that involves board members, our executive officers, beneficial owners of more than 5% of our common stock, their immediate family members, domestic partners and companies in which they have a material interest. We refer to these as related party transactions and to the persons or entities involved as related persons. Our Audit Committee evaluates related party transactions for purposes of recommending to the disinterested members of the board that the transactions are fair, reasonable and within our policies and practices and should be approved or ratified. Where appropriate, we may establish a special committee of disinterested directors to review such transactions.

        Under our Code of Business Conduct and Ethics, our directors and employees must report any circumstances that may create or appear to create a conflict between us and the interests of the related person, regardless of the amount involved. Our directors and executive officers must also periodically confirm information about related person transactions.

        Except as set forth below, we do not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in our and our stockholders' best interest. The Audit Committee considers the appropriateness of any related party transaction in light of all relevant factors including:

  •
  the benefits of the transaction to us;

  •
  the terms of the transaction and whether they are arm's-length and in the ordinary course of business for both parties;

  •
  the direct or indirect nature of the related party's interest in the transaction;

  •
  the size and expected duration of the transaction; and

  •
  other facts and circumstances that bear on the materiality of the related party transaction under applicable law and NYSE listing standards.

Board Rights Letter

        On March 2, 2012, in connection with the APS Healthcare Acquisition, we entered into a letter agreement ("Board Rights Agreement") with Partners Healthcare Solutions Holdings, L.P. ("APSLP"), pursuant to which a fund affiliated with GTCR Golder Rauner II, L.L.C. ("GTCR") has the right to designate one individual for nomination for election to our board of directors. On March 2, 2012, David S. Katz was appointed to serve as a director of the Company. GTCR's right to designate one individual for nomination for election to our board of director lasts so long as GTCR and certain of its affiliates continue to hold at least 50% of the shares of our common stock held by GTCR and its affiliates as of the closing of the APS Healthcare Acquisition.

Registration Rights Agreement

        Concurrently with the consummation of the APS Healthcare Acquisition, we entered into a registration rights agreement, dated as of March 2, 2012 with APSLP. Pursuant to the Registration Rights Agreement, APSLP has certain customary demand, shelf and piggyback registration rights with respect to the shares it received as part of the consideration for the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representations from the reporting persons that other reports were required, we believe that, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were timely met, with the exception of one failure to timely file by Ms. Lamel.

Fees and Expense of Independent Registered Public Accounting Firm

        Ernst & Young served as our independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.

        The table below provides details of the fees that we paid to Ernst & Young for professional services rendered by Ernst & Young in 2011 and 2010. The Audit Committee approved all of these services in conformity with its pre-approval process.

	2011	2010
Audit Fees(1)	$2,982,103	$3,347,478
Audit-Related Fees(2)	621,317	158,500
Tax Fees(3)	238,499	81,872
All Other Fees(4)	2,000	2,000

Total Fees	$3,843,919	$3,589,850

(1)
Reflects all services performed to comply with generally accepted auditing standards and the Public Company Accounting Oversight Board, and services that generally only our independent registered public accounting firm can provide. These fees cover our audit, and as required, the audit of various subsidiaries, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits, attest services required by applicable law, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)
Reflects assurance and related services rendered by Ernst & Young for the audit of our 401(k) plan, accounting consultations in connection with proposed or consummated acquisitions or dispositions and services relating to the review of audit work papers by third parties.

(3)
Reflects all services performed by professional staff in the independent registered public accounting firm's tax division for tax consultation and compliance services, except for those services related to the audit of our financial statements.

(4)
Reflects fees for other permitted products and services provided by Ernst & Young, primarily for the annual renewal of software licenses for accounting research software. The Audit Committee considered the nature of the services covered under "All Other Fees" and determined that these services provided by Ernst & Young were compatible with maintaining Ernst & Young's independence.

Pre-Approval Policies and Procedures

        Under its charter, the Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm subject, if applicable, to stockholder ratification. The Audit Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm, as well as resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The Audit Committee engages the independent registered public accounting firm directly, and the independent registered public accounting firm reports directly to the Audit Committee.

        The Audit Committee has adopted a formal policy whereby it pre-approves all audit, review and attest services and all other permitted tax and non-audit services, including fees and terms of engagement, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, all of which are approved by the Audit Committee prior to the completion of the services. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing these services, which the Audit Committee must formally approve before the audit commences.

        If we cannot obtain pre-approval for auditing services and permitted non-audit services as a result of inherent time constraints in the matter for which these services are required, the chairperson of the Audit Committee has authority to pre-approve the services, provided that the estimated cost of the services on each such occasion does not exceed $25,000, and the chairperson of the Audit Committee will report the pre-approval for ratification to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Equity Compensation Plan Information

        The following table sets forth information relating to equity securities authorized for issuance under our equity compensation plans as of December 31, 2011:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,575,800	$9.33	5,424,200
Equity compensation plans not approved by security holders	—	—	—

Total	2,575,800	$9.33	5,424,200

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners

        The following table indicates the shareholders who have reported beneficial ownership of more than 5% of Universal American's outstanding shares of common stock as of April 23, 2012. The information below is based upon the most recent Schedules 13D and 13G filed with the SEC, except as otherwise known by Universal American.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Capital Z Partners, Ltd.(3)	20,237,111	22.8%
142 West 57th Street, 3rd Floor
New York, NY 10019
Perry Corp.(4)	11,002,435	12.4%
767 Fifth Avenue, 19th Floor
New York, NY 10153
Welsh, Carson, Anderson & Stowe X, L.P.(5)	7,080,613	8.0%
320 Park Ave, Suite 2500
New York, NY 10022-6815
Partners Healthcare Solutions Holdings, L.P.(6)	6,180,727	7.0%
c/o GTCR L.L.C.
300 North LaSalle Street
Suite 5600
Chicago, IL 60654
Lee-Universal Holdings, LLC(7)	5,291,204	6.0%
650 Madison Avenue, 21st Floor
New York, NY 10022
Dimensional Fund Advisors LP(8)	5,169,171	5.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

(1)
Beneficial ownership assumes the exercise of options held by the beneficial owner that are vested, or will be vested within 60 days after April 23, 2012.

(2)
The percentage of ownership is based on 88,826,312 shares of Universal American common stock outstanding as of April 23, 2012. The percentage of class owned by each shareholder is calculated by dividing:

•
the number of shares deemed to be beneficially held by the shareholder as of April 23, 2012, as determined in accordance with Rule 13d-3 of the Exchange Act; by

•
the sum of

•
85,526,312 which is the number of shares of Universal American common stock outstanding, plus 3,300,000 shares of non-voting common stock outstanding, as of April 23, 2012, plus

    •
    the number of shares of Universal American common stock issuable upon exercise of options and other derivative securities held by the shareholder which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(3)
Includes 16,875 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(4)
Includes 8,250 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(5)
Includes 16,500 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(6)
Based upon information contained in a Schedule 13D filed with the SEC on March 9, 2012. These shares were acquired in connection with the consummation of the APS Healthcare Acquisition.

(7)
Includes 8,250 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(8)
Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2012

Ownership of Universal American Common Stock by Directors and Executive Officers

        The following table shows information regarding the amount of Universal American common stock beneficially owned as of April 23, 2012 by (a) the members of Universal American's board of directors;

(b) Universal American's chief executive officer and the four other named executive officers and (c) Universal American's directors and executive officers as a group.

Name, Address and Position(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Richard A. Barasch	2,775,184	(4)	3.12%
Chief Executive Officer and Chairman of the Board
Barry W. Averill	46,870	(5)	*
Director
Sally W. Crawford	40,219	(5)	*
Director
Matthew W. Etheridge	40,209	(5)	*
Director
Mark K. Gormley	58,838		*
Director (designated by Lee-Universal)(6)(7)
Mark M. Harmeling	111,190	(5)	*
Director
David S. Katz (designated by GTCR)(6)(18)	—		*
Director
Linda H. Lamel	59,230	(8)	*
Director
Patrick J. McLaughlin	119,309	(5)	*
Director
Richard C. Perry	—		*
Director (designated by Perry)(6)(9)
Thomas A. Scully	100,000		*
Director(10)
Robert A. Spass	196,502		*
Director (designated by Capital Z)(6)(11)
Sean M. Traynor	10,590		*
Director (designated by WCAS)(6)(12)
Christopher E. Wolfe	—		*
Director (designated by Capital Z)(6)(13)
Robert F. Wright	226,942	(5)	*
Director
Robert A. Waegelein	758,848	(14)	*
Co-President and Chief Financial Officer
Theodore M. Carpenter, Jr.	342,756	(15)	*
President, Medicare Advantage Division
Gary M. Jacobs	291,139	(16)	*
Senior Vice President of Corporate Development
Anthony L. Wolk	55,303	(17)	*
Senior Vice President, General Counsel & Secretary
All Directors and Executive Officers as a Group(19)	5,766,080		6.45%

*
Less than 1%

(1)
Unless otherwise noted, each person's address is in care of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.

(2)
For purposes of this security ownership table, beneficial ownership includes currently exercisable options and options exercisable within 60 days after April 23, 2012. Except as otherwise noted below, all shares of Universal American common stock, vested options and all restricted stock are owned beneficially by the individual listed with sole voting and investment power.

(3)
We have calculated the percentage of the class for each shareholder by dividing:

•
the number of shares deemed to be beneficially held by the shareholder as of April 23, 2012, as determined in accordance with Rule 13d-3 of the Exchange Act, by

•
the sum of

•
85,526,312 which is the number of shares of Universal American common stock outstanding, plus 3,300,000 shares of non-voting common stock outstanding, as of April 23, 2012, plus

•
the number of shares of Universal American common stock issuable upon exercise of options and other derivative securities held by the shareholder which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(4)
Includes 87,500 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 325,000 shares of unvested restricted stock. Also includes 732,810 shares of Universal American common stock which are held directly by, or in trust for, members of Mr. Barasch's immediate family as to which Mr. Barasch disclaims beneficial ownership.

(5)
Includes 8,250 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012.

(6)
The beneficial ownership reported for the non-employee directors of Universal American's equity investors reflects their personal holdings and does not reflect any shares or other beneficial ownership arising from their service on the Universal American Board or their association with such equity investor. Compensation for the service of the non-employee directors of Universal American's respective equity investors in the form of cash or equity awards is paid to the respective equity investors or their affiliates, not the individual non-employee director.

(7)
Address is c/o Lee Equity, 650 Madison Avenue, New York, NY 10022. Mr. Gormley is a Partner of Lee Equity. Mr. Gormley disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by Lee Equity.

(8)
Includes 8,625 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012.

(9)
Mr. Perry is the president, sole director and sole stockholder of Perry Corp. Perry Corp. may be deemed to be the indirect beneficial owner of 7,694,185 shares of Universal American common stock, 3,300,000 shares of Universal American non-voting common stock, and options to purchase 8,250 shares of Universal American common stock. Each of Mr. Perry and Perry Corp. disclaims beneficial ownership of all shares of Universal American common stock and options to purchase shares of Universal American common stock, except to the extent of any pecuniary interest therein.

(10)
Address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022. Mr. Scully is a general partner of WCAS. Mr. Scully disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by WCAS.

(11)
Address is c/o Capital Z Management, LLC, 142 West 57th Street, New York, NY 10019. Mr. Spass is a shareholder of Capital Z Partners, Ltd. and a member of Capital Z Partners III. Mr. Spass disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by Capital Z and Capital Z Partners III.

(12)
Address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022. Mr. Traynor is a general partner of WCAS. Mr. Traynor disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by WCAS.

(13)
Address is c/o Capital Z Management, LLC, 142 West 57th Street, New York, NY 10019. Mr. Wolfe is a principal of Capital Z Partners, Ltd. Mr. Wolfe disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by Capital Z.

(14)
Includes 40,000 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 152,500 shares of unvested restricted stock.

(15)
Includes 27,500 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 110,000 shares of unvested restricted stock.

(16)
Includes 18,750 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 60,000 shares of unvested restricted stock.

(17)
Includes 18,750 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 22,500 shares of unvested restricted stock.

(18)
Address is c/o GTCR LLC, 300 N. LaSalle Street, Suite 5600, Chicago, Illinois 60654. Mr. Katz may be deemed to hold an indirect beneficial interest in the shares held by Partners Healthcare Solutions Holdings, L.P. Mr. Katz expressly disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(19)
Includes 278,125 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 23, 2012 and 757,650 shares of unvested restricted stock.

 FUTURE STOCKHOLDER PROPOSALS

        We did not receive any stockholder proposals for inclusion in this proxy statement in connection with the annual meeting.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2013 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our corporate secretary, Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, and must otherwise comply with the applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Securities Exchange Act. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than December 28, 2012. We strongly encourage any stockholder interested in submitting a proposal to contact our corporate secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Nominating and Governance Committee will review all stockholder proposals and make recommendations to the board for action on any proposals. For information on recommending individuals for consideration as director nominees, see the "Corporate Governance" section of this proxy statement. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected. All proposals must comply with requirements set forth in our bylaws, a copy of which may be obtained from our corporate secretary.

        In addition, to be considered for presentation at the annual meeting of our stockholders to be held in 2013, a stockholder proposal submitted outside the Rule 14a-8 processes described above must be delivered to, or mailed to and received by, our corporate secretary, Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573 not less than 90 nor more than 120 days prior to the first anniversary of the 2012 annual meeting of stockholders. All proposals must comply with requirements set forth in our bylaws, a copy of which may be obtained from our corporate secretary. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors does not know of any matters, other than those referred to in this proxy statement, to be presented at the annual meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, we intend that the shares represented by proxies will be voted with respect to those matters in the discretion and judgment of the person acting under the proxies.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. UNIVERSAL AMERICAN CORP. 6 INTERNATIONAL DRIVE SUITE 190 RYE BROOK, NY 10573-1068 M46953-P27013 UNIVERSAL AMERICAN CORP. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Abstain Against Nominees: ! ! ! 1a. Richard A. Barasch ! ! ! 1b. Barry W. Averill Abstain Against For ! ! ! ! ! ! 1m. Sean M. Traynor 1c. Sally W. Crawford ! ! ! ! ! ! 1n. Christopher E. Wolfe 1d. Matthew W. Etheridge ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2012. 1e. Mark K. Gormley ! ! ! 1f. Mark M. Harmeling ! ! ! ! ! ! 3. To hold a non-binding, advisory vote with respect to the compensation of our named executive officers. 1g. David S. Katz The Board of Directors recommends you vote 1 year on the following proposal: ! ! ! 1h. Linda H. Lamel 3 Years 1 Year 2 Years Abstain 4. To hold a non-binding, advisory vote regarding the frequency of the voting with respect to the compensation of our named executive officers. ! ! ! ! ! ! ! 1i. Patrick J. McLaughlin ! ! ! 1j. Richard C. Perry For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! ! ! ! 1k. Thomas A. Scully 5. To approve an amendment to the 2011 Omnibus Equity Award Plan to increase the number of shares issuable thereunder by five million shares. ! ! ! 1l. Robert A. Spass Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M46954-P27013 Proxy - Universal American Corp. Proxy Solicited by Board of Directors for Annual Meeting May 30, 2012 ROBERT A. WAEGELEIN and ANTHONY L. WOLK, or each of them with the full power of substitution in each of them, are hereby appointed proxies with authorization to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Universal American Corp. to be held at 10:00 a.m. Eastern Time on May 30, 2012 at the offices of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, or at any postponements or adjournments thereof. Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (Election of Directors), FOR proposals 2, 3, and 5, and for 1 YEAR for Proposal 4. In their discretion, the Proxies are also authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side